UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-11(c) or §240.14a-12
WEBER INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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DISCOVER WHAT'S POSSIBLE

2022 PROXY STATEMENT

AND NOTICE OF ANNUAL STOCKHOLDERS MEETING

Weber Inc. | 1415 S Roselle Road | Palatine, Illinois 60067
DEAR STOCKHOLDERS:
On behalf of the Board of Directors, it is our pleasure to invite you to attend the 2022 Annual Meeting of Stockholders of Weber Inc. The meeting will be held at 9:00 a.m. Central Time on March 23, 2022 at Chicago Marriott Schaumburg, 50 North Martingale Road, Schaumburg, Illinois 60173.
The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. Please review this material for information concerning the business to be conducted at the meeting and the nominees for election as Class I Directors.
We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide our Stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.
Attendance at the Annual Meeting will be limited to Stockholders only. Please note that if you plan to attend the meeting you must request an admission ticket. You can obtain an admission ticket by registering online via www.proxyvote.com and following the instructions provided. You will need the 16-digit control number included on your proxy card, voter instruction form, or notice. Seating at the Annual Meeting location is limited and requests for tickets will be processed in the order in which they are received. If you do not pre-register for the meeting, a seat cannot be guaranteed. If seating is available, you will be issued an admission ticket at the on-site registration table by showing proof of Weber stock ownership. In any event, you must register if you wish to attend the Annual Meeting.
For the health and safety of our Stockholders, due to the COVID-19 pandemic, only one representative may attend the meeting on behalf of any Stockholder along with one person that is required to provide assistance to that Stockholder, such as a caregiver. Weber will be required to comply with any local, state, and venue restrictions in place at the time of the Annual Meeting, including any restrictions that limit the number of persons who may gather indoors. You should review all local, state and venue restrictions before attending; such restrictions could include requirements to wear face coverings, proof of vaccination, compliance with social distancing requirements and heightened health screening procedures. We continue to monitor

YOUR VOTE IS IMPORTANT
Whether or not you plan to attend the meeting, we urge you to vote your shares as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy or voting instruction card by mail, you may sign, date and mail the card in the envelope provided.

the rapidly evolving situation and guidance from the authorities and local public health officials and as a result may take additional actions.
Depending on concerns about and developments relating to the COVID-19 pandemic, we may need to change the date, time, location and/or format of the meeting, including holding a virtual meeting, subject to local law requirements. Weber would publicly announce any such changes and how to participate in the meeting by press release and a filing with the Securities and Exchange Commission as soon as practicable prior to the meeting. Any such determinations and changes will be made and communicated in accordance with Securities and Exchange Commission rules and requirements.
If you need special assistance at the meeting, please contact Stockholder Services at 847-654-2660 or investors@weber.com.
Sincerely,
Kelly D. Rainko
Non-Executive Chair of the Board
January 27, 2022

Weber Inc. | 1415 S Roselle Road | Palatine, Illinois 60067
TO OUR STOCKHOLDERS:
NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 23, 2022
The 2022 Annual Meeting of Stockholders of Weber Inc., a Delaware corporation, will be held at 9:00 a.m. Central Time on March 23, 2022 at Chicago Marriott Schaumburg, 50 North Martingale Road, Schaumburg, Illinois 60173 for the following purposes:

DATE AND TIME
March 23, 2022 at 9:00 a.m
MEETING LOCATION
Chicago Marriott Schaumburg, 50 North Martingale Road, Schaumburg, IL 60173
WHO CAN ATTEND
Stockholders of record at the close of business on January 24, 2022.

PROPOSALS
1	To elect three Class I Directors for a three-year term to expire at the 2025 Annual Meeting of Stockholders;
2	To vote on an advisory resolution to approve executive compensation;
3	To hold an advisory vote on the frequency of holding an advisory vote on executive compensation;
4	To ratify the Audit Committee’s appointment of Ernst & Young LLP for our 2022 fiscal year; and
5	To take action upon any other matters that may properly come before the meeting, or any adjournments thereof.

Only Stockholders of record at the close of business on January 24, 2022 will receive notice of and be entitled to vote at the meeting or any adjournments. We look forward to seeing you there.
By Order of the Board of Directors,
Philip J. Zadeik
General Counsel
January 27, 2022

Introduction
ABOUT WEBER

OUR MISSION To lead the outdoor cooking industry by innovating breakthrough new products and services that enhance our global consumers' grilling experiences.

OUR PURPOSE
To ignite inspiration and discovery through everything we do, at every touch-point with our consumers. Grilling is about making delicious food, bringing people together and creating memories.
OUR VISION A world where Weber sparks great grilling experiences every day, and the fantastic food and fun that comes with them.	OUR VALUES Winning with purpose Excellence every day Being courageous Embracing joy Respect

Introduction
OUR EMPLOYEE RESOURCE GROUPS
With four established Employee Resource Groups (ERGs), we are a workplace focused on inclusion at all levels.

GLOBAL SALES AND DISTRIBUTION FOOTPRINT

22 DISTRIBUTION FACILITIES WORLDWIDE	14 LOGISTIC PARTNERS IN 11 COUNTRIES GLOBALLY	7 GLOBAL MANUFACTURING FACILITIES(1)	78 COUNTRIES WHERE PRODUCTS ARE SOLD

● - DISTRIBUTION FACILITIES	● - GLOBAL MANUFACTURING FACILITIES	■ - COUNTRIES WHERE PRODUCTS ARE SOLD
(1)"Global Manufacturing Facilities" include both facilities operated by Weber and those pursuant to third party contract manufacturing agreements.

Proxy Summary
PROXY SUMMARY

VOTING MATTERS AND BOARD RECOMMENDATIONS					WAYS TO VOTE BY INTERNET See page 3 BY TELEPHONE See page 3 BY MAIL See page 3
1	To elect three Class I Directors for a three-year term to expire at the 2025 Annual Meeting of Stockholders;		FOR each director nominee
2	To vote on an advisory resolution to approve executive compensation;		FOR
3	To hold an advisory vote on the frequency of holding an advisory vote on executive compensation; and		FOR "ONE YEAR"
4	To ratify the Audit Committee’s appointment of Ernst & Young LLP for our 2022 fiscal year.		FOR

BOARD OF DIRECTOR NOMINEES
NAME	AGE	DIRECTOR SINCE	AUDIT COMMITTEE	COMPENSATION COMMITTEE

Kelly D. Rainko	44	2010
Chris M. Scherzinger	52	2018
Susan T. Congalton	75	2016	●
Melinda R. Rich	64	2021		●
Magesvaran Suranjan	52	2021	●
James C. Stephen	72	2010	●
Elliott Hill	58	2020		●
Martin McCourt	65	2019		●
● - Chairperson ● - Member
DIVERSITY OF BOARD

TENURE	GENDER	ETHNICITY	AGE

60 years average age
2021 ACTIVITY •Held 6 Board meetings and 14 Committee meetings

● - 0-2 years	● - 5-10 years	● - Male	● - White	•At least 75% attendance at all Board and Committee meetings
● - 2-5 years	● - 10+ years	● - Female	● - Non-white

Weber Inc.	2022 Proxy Statement	1

About the Meeting
ABOUT THE MEETING
INFORMATION ABOUT THIS PROXY STATEMENT
Why You Received this Proxy Statement. You have received these proxy materials because our Board of Directors, which we refer to as the "Board," is soliciting your proxy to vote your shares at the 2022 Annual Meeting of Stockholders of Weber Inc. ("Weber" or the Company") to be held at 9:00 a.m. Central Time at the Chicago Marriott Schaumburg, 50 North Martingale Road, Schaumburg, Illinois 60173 on Wednesday, March 23, 2022, or any adjournments thereof. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares. On or about January 28, 2022, we began to mail to our Stockholders of record as of the close of business on January 24, 2022, either a notice containing instructions on how to access this proxy statement and our annual report online or a printed copy of these proxy materials. If you own our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one notice or set of these proxy materials.
Notice of Electronic Availability of Proxy Statement and Annual Report. As permitted by SEC rules, we are making this proxy statement and our annual report available to our Stockholders electronically via the Internet. The notice of electronic availability contains instructions on how to access this proxy statement and our annual report and vote online. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.
Summary Processing. The SEC’s rules permit us to print an individual’s multiple accounts on a single notice or set of annual meeting materials. This printing method is referred to as “summary processing” and may result in cost savings. To take advantage of this opportunity, we have summarized on one notice or set of annual meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted Stockholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the notice or annual meeting materials, as requested, to any Stockholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the notice or annual meeting materials, contact Broadridge Financial Solutions, Inc. at (800) 542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a Stockholder sharing an address with another Stockholder and wish to receive only one copy of future notices or annual meeting materials for your household, please contact Broadridge at the above phone number or address.
WHO CAN VOTE — RECORD DATE
The Company has two classes of voting securities: Class A common stock, $0.001 par value per share, and Class B common stock, $0.00001 par value per share. Each class of common stock entitles its holders to one vote per share on all matters submitted to a vote of the Company’s Stockholders. The record date for determining Stockholders entitled to vote at the Annual Meeting is January 24,

Weber Inc.	2022 Proxy Statement	2

About the Meeting
2022. Each of the approximately 52,562,779 shares of Weber Class A common stock and 234,645,219 shares of Weber Class B stock issued and outstanding on that date is entitled to one vote at the Annual Meeting.
HOW TO VOTE — PROXY INSTRUCTIONS
If you received a notice of electronic availability, you cannot vote your shares by filling out and returning the notice. The notice, however, provides instructions on how to vote by Internet, by telephone or by requesting and returning a paper proxy card or voting instruction card.
If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the Stockholder of record. As the Stockholder of record, you have the right to vote in person at the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you are also invited to attend the meeting. Since a beneficial owner is not the Stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, nominee or trustee that holds your shares, giving you the right to vote the shares at the meeting.
Whether you hold shares directly as a registered Stockholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, nominee or trustee. In most cases, you will be able to do this by telephone, by using the Internet or by mail if you received a printed set of the proxy materials.
By Telephone or Internet. You may submit your proxy by following the instructions provided in the notice of electronic availability, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. The telephone and Internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. The deadline for voting by telephone or via the Internet is 11:59 p.m. Eastern Time on Tuesday, March 22, 2022.
By Mail. If you received printed proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your broker, nominee or trustee, and mailing it in the enclosed envelope.
If you wish to vote using the proxy card, complete, sign, and date your proxy card and return it to us by March 22, 2022.
Whether you vote by telephone, over the Internet or by mail, you may specify: whether you approve, disapprove or abstain from voting on: each of the nominees for Class I Director (Proposal 1); the advisory resolution to approve Weber’s executive compensation (Proposal 2); the advisory resolution on the frequency of holding an advisory vote on executive compensation (Proposal 3); and the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2022 (Proposal 4).
When a properly executed proxy is received, the shares represented thereby, will be voted by the persons named as the proxy according to each Stockholder’s directions.

Weber Inc.	2022 Proxy Statement	3

About the Meeting
If the proxy is properly executed but you do not specify how you want to vote your shares on your proxy card or voting instruction card, or voting by telephone or over the Internet, we will vote them “For” the election of all nominees for Class I Director as set forth under Proposal 1 - Election of Class I Directors below, and “For” Proposals 2 through 4, or otherwise at the discretion of the persons named in the proxy card.
REVOCATION OF PROXIES
If you are a Stockholder of record, you may revoke your proxy at any time before it is exercised in any of three ways:
•by submitting written notice of revocation to our General Counsel;
•by submitting another proxy by telephone, via the Internet or by mail that is later dated and, if by mail, that is properly signed; or
•by voting in person at the meeting.
If your shares are held in street name, you must contact your broker, nominee or trustee to revoke and vote your proxy.
QUORUM
A quorum of Stockholders is necessary to hold a valid meeting. A quorum will exist if the holders representing a majority of the votes entitled to be cast by the Stockholders at the Annual Meeting are present, in person or by proxy. Broker “non-votes” and abstentions are counted as present at the Annual Meeting for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under current New York Stock Exchange rules, nominees would have discretionary voting power for ratification of Ernst & Young LLP (Proposal 4), but not for voting on the election of Directors (Proposal 1), the advisory resolution to approve Weber’s executive compensation (Proposal 2); or the advisory resolution on the frequency of holding an advisory vote on executive compensation (Proposal 3).
BROKER NON-VOTES
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in “street name”, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Weber Inc.	2022 Proxy Statement	4

About the Meeting
ROUTINE AND NON-ROUTINE PROPOSALS
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending September 30, 2022 (Proposal No. 4) is considered “routine” under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 4. The election of Class I Directors (Proposal No. 1), the advisory vote to approve executive compensation (Proposal No. 2) and the advisory vote on the frequency of holding an advisory vote to approve executive compensation (Proposal No. 3) are considered “nonroutine” under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal No. 1, Proposal No. 2 and Proposal No. 3.
REQUIRED VOTE
Our bylaws contain a plurality voting standard for the election of Directors. This means that, in order to be elected in an uncontested election, a Director nominee must receive a greater number of votes cast “for” such Director nominee than votes cast “against” such Director nominee. For more information about this policy, see “Corporate Governance — Plurality Voting for Directors.”
The affirmative vote of the holders representing a majority of the shares present and entitled to vote at the Annual Meeting is necessary to approve the advisory resolution on Weber’s executive compensation (Proposal 2), the advisory resolution on the frequency of holding an advisory vote on executive compensation (Proposal 3), and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2022 (Proposal 4).
WHO COUNTS THE VOTES
Broadridge Financial Solutions, Inc. will tabulate the votes.
DISCLOSURE OF RESULTS
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.
OTHER BUSINESS
We do not intend to bring any business before the meeting other than that set forth in the Notice of the Annual Meeting and described in this proxy statement. However, if any other business should properly come before the meeting, the persons named in the proxy card intend to vote in accordance with their best judgment on that business and on any matters dealing with the conduct of the meeting pursuant to the discretionary authority granted in the proxy.
COSTS
We pay for the preparation and mailing of the Notice of the Annual Meeting and proxy statement. We have also made arrangements with brokerage firms and other custodians, nominees, and fiduciaries for forwarding proxy-soliciting materials to the beneficial

Weber Inc.	2022 Proxy Statement	5

About the Meeting
owners of the Weber common stock at our expense. In addition, we have retained D.F. King & Co., Inc. to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation. For these services, we will pay D.F. King & Co., Inc. a fee of $10,000 plus reasonable expenses.
DIRECTIONS TO ANNUAL MEETING
To obtain directions to attend the Annual Meeting and vote in person, please contact Investor Relations at (847) 654-2660 or at investors@weber.com.

Weber Inc.	2022 Proxy Statement	6

Proposal 1
PROPOSAL 1

ELECTION OF CLASS I DIRECTORS
The Board believes that all Directors must, at a minimum, meet the criteria set forth in the Company's Code of Business Conduct and Ethics and the Corporate Governance Guidelines, which specify, among other things, that the Board will consider not only an individual’s qualities, performance and professional responsibilities, but also the then composition of the Board and the challenges and needs of the Board at that time. This assessment will also include diversity, skills and experience. In considering an individual’s diversity, the Board will also consider the diversity of viewpoints, backgrounds and experience. The Board also considers the impact of any change in the principal occupation of existing directors.
The Board has determined that all of our Directors meet the criteria and qualifications set forth in the Company's Code of Business Conduct and Ethics, the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each Director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our Stockholders: accountability, ethical leadership, governance experience, integrity, risk management, and sound business judgment. In addition, our Directors have the mature confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of the business and social realities of the global environment in which Weber operates, the independence and high performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other Directors. Finally, the Director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for Weber and its Stockholders, and guide the long-term sustainable, dependable performance of Weber.
Our amended and restated certificate of incorporation and bylaws provide that the Board intends to have five to thirteen members, divided into three groups each of which is elected to three-year terms. Although the Board considers its present size of eight Directors to be appropriate, it may consider expanding its size to accommodate its needs, including to create additional appropriate committees, or reducing its size if the Board determines that a smaller Board would be more efficient. The Board shall periodically review the size of the Board.

YOUR VOTE IS IMPORTANT
The Board recommends that the Stockholders vote “FOR” the following nominees:
Kelly D. Rainko
Chris M. Scherzinger
Susan T. Congalton
Each nominee was recommended for re-election by the Board and proposal to the Stockholders. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.

Weber Inc.	2022 Proxy Statement	7

Proposal 1
The Board recommends that the Stockholders vote “FOR” the following nominees: Kelly D. Rainko, Chris M. Scherzinger, and Susan T. Congalton. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat. We have a balanced Board which individually possesses the leadership and character commensurate with the role of director, and which collectively possesses the mix of skills necessary to provide appropriate oversight of a company the size and complexity of Weber. In addition, the Board possesses a strong mix of experienced and newer Directors.
DIRECTOR SKILLS
The following skills have been identified by the Board as core competencies:

ACCOUNTING AND FINANCIAL ACUMEN	CONSUMER PRODUCT MARKETING/BRAND MANAGEMENT	INNOVATION/R&D/TECHNOLOGY	INTERNATIONAL OPERATIONS/ EMERGING MARKETS	MANUFACTURING AND SUPPLY CHAIN	STRATEGIC PLANNING/CORPORATE DEVELOPMENT

HUMAN RESOURCES/ORGANIZATION DEVELOPMENT	REGULATORY/LEGAL AFFAIRS	RISK MANAGEMENT/CRISIS MANAGEMENT	SALES & DISTRIBUTION CHANNEL MANAGEMENT	CORPORATE SOCIAL RESPONSIBILITY

Weber Inc.	2022 Proxy Statement	8

Proposal 1
CLASS I DIRECTOR NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE
2025 ANNUAL MEETING

KELLY RAINKO Age | 44 Director Since | 2010 Chair Since | 2021	Ms. Rainko has served as Non-Executive Chair of the Board since July 2021. Prior to the Reorganization (defined below), she served as a director of Weber-Stephen Products LLC since December 2010. Ms. Rainko currently serves as a Partner and Member of the Executive Committee of BDT & Company, which she joined at its founding in May 2009. Ms. Rainko previously served as a Vice President of Goldman Sachs from 2007 to 2009 in the Closely Held effort within the Investment Banking Division. Ms. Rainko is a director of Peet’s Coffee and a director of Caribou Coffee. In addition, she is a board member of SAFE Project. Ms. Rainko formerly served as a board observer of KIND Healthy Snacks and an Advisory Director of Cox Automotive. Ms. Rainko received a BBA from the University of Michigan and an MBA from the Kellogg School of Management at Northwestern University.

As a result of these professional and other experiences, Ms. Rainko possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) accounting and financial acumen, strategic planning and corporate development, human resources and organization development, regulatory and legal affairs, risk management/crisis management, and corporate social responsibility.

CHRIS SCHERZINGER Age | 52 Director Since | 2018	Mr. Scherzinger has served as Chief Executive Officer and a Director of Weber Inc. since April 2021 and, prior to the Reorganization, of Weber-Stephen Products LLC since April 2018. Mr. Scherzinger held a variety of executive leadership roles at Jarden Corporation and its 2016 acquisitor Newell Brands from 2008 to 2018, including President and CEO of the Appliances & Cookware operating unit in Newell Brands from 2016 to 2018, President and CEO of Jarden Branded Consumables from 2014 to 2016, President and CEO of Jarden Leisure & Entertainment from 2012 to 2014 and President of Jarden Home Brands from 2008 to 2012. Mr. Scherzinger held general management and marketing leadership roles at Johnson & Johnson from 2003 to 2008, marketing leadership roles at Johnson Outdoors (S.C. Johnson) from 2001 to 2003, marketing leadership roles at Procter & Gamble from 1995 to 2001, and manufacturing management roles at General Electric from 1991 to 1993. Mr. Scherzinger graduated from the University of Notre Dame in 1991 with a BS in Mechanical Engineering, and later earned an MBA from Northwestern University’s Kellogg School of Management in 1995.

As a result of these professional and other experiences, Mr. Scherzinger possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) strategic planning and corporate development, consumer products marketing and brand management, innovation/research and development/technology, manufacturing and supply chain, human resources and organization development, and risk management/crisis management.

Weber Inc.	2022 Proxy Statement	9

Proposal 1

SUSAN CONGALTON Age | 75 Director Since | 2016	Ms. Congalton has served as a Director of Weber Inc. since July 2021 and prior to that of Weber-Stephen Products LLC since January 2016. Ms. Congalton served as Chairman and CEO of California Amforge Corporation, a metal forging company principally serving the commercial and military aerospace industries, from 2002 through 2019. Prior to that, she engaged in business consulting and private investments; served as Senior Vice President- Finance and Law, CFO and General Counsel of Carson Pirie Scott & Company in Chicago, Illinois; and was a Partner in the New York law firm of Reavis & McGrath, where she specialized in corporate and venture capital transactions. Ms. Congalton previously served as a Director of BMO-Harris Financial Corp., where she chaired the Audit and Governance Committees, and as a Director of Pulitzer Inc. Ms. Congalton received a J.D. from Georgetown University Law Center, and a B.A. from Loretto Heights College.

As a result of these professional and other experiences, Ms. Congalton possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) accounting and financial acumen, manufacturing and supply chain, human resources and organization development, regulatory and legal affairs, risk management/crisis management, and corporate social responsibility.

..

Weber Inc.	2022 Proxy Statement	10

Proposal 1
CLASS II CONTINUING DIRECTORS TO SERVE UNTIL THE 2023 ANNUAL MEETING

MELINDA RICH Age | 64 Director Since | 2021	Ms. Rich has served as a Director of Weber Inc. since July 2021. Ms. Rich currently serves as Vice Chairman of Rich Products Corporation, and sits on the company’s Board of Directors, including as Chairperson for the Finance and Audit Committee and Compensation and Organization Committee. Ms. Rich is Executive Vice Chairman of Rich Entertainment Group. She joined Rich Products Corporation in 1985 and worked in various roles as part of the leadership team including President, Rich Entertainment Group and Executive Vice President of Innovation. Ms. Rich serves as a Director of M&T Bank, including as a member of their Nomination, Compensation and Governance Committee; she is a Partner in Grove Entertainment, an Advisor to BDT Capital Partners, a member of the Cleveland Clinic Board of Directors and serves on the Rock and Roll Hall of Fame + Museum Board of Trustees, including as a member of their Executive Committee and Co-Chair of the Marketing Committee.

As a result of these professional and other experiences, Ms. Rich possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) strategic planning and corporate development, consumer products marketing and brand management, international operations and emerging markets, manufacturing and supply chain, sales and distribution channel management, and corporate social responsibility.

MAGESVARAN SURANJAN Age | 52 Director Since | 2021	Mr. Suranjan has served as a Director of Weber Inc. since July 2021. Mr. Suranjan currently serves as President - Asia Pacific, Middle East, and Africa of Procter & Gamble. Mr. Suranjan joined Procter & Gamble in 1994 and has worked in various roles as part of the leadership team, including President, Asia Pacific Selling & Market Operations and Vice President, Asia Home Care, Personal Power, and Australasia, Japan and Korea Oral Care. Mr. Suranjan serves as a Director of the US-India Business Council, a Director of the Singapore Economic Development Board, including as a member of its Finance Committee, a Member of the Advisory Board of the Lee Kong Chan School of Business at Singapore Management University and as a Member of the Advisory Board for the Center of Emerging Markets at Northeastern University. Mr. Suranjan received a B.Sc. with Honors in Accounting from Indiana University, Bloomington, in 1989 and an M.B.A. in Finance & Marketing from the University of Chicago in 1994.

As a result of these professional and other experiences, Mr. Suranjan possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) accounting and financial acumen, strategic planning and corporate development, consumer products marketing and brand management, innovation/research and development/technology, international operations and emerging markets, and sales and distribution channel management.

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Proposal 1

JAMES STEPHEN Age | 72 Director Since | 2010	Mr. Stephen has served as a Director of Weber Inc. since July 2021. Prior to that, he served as Executive Chairman of Weber-Stephen Products LLC since 2013 and was a member of its board since it was formed in 2010. Mr. Stephen is currently a Director of Bemis Manufacturing Company, a Director of Cornerstone National Bank and a member of the Board of Trustees for the University of Chicago Hospitals. Mr. Stephen served as President and CEO of Weber-Stephen Products LLC and its predecessor from 1992-2013.

Mr. Stephen was selected to serve on our Board of Directors because of his unique perspective and experience as a member of the company’s founding family and as its former CEO. In addition, Mr. Stephen possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) accounting and financial acumen, innovation/research and development/technology, manufacturing and supply chain, regulatory and legal affairs, sales and distribution channel management, and risk management/crisis management.

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Proposal 1
CLASS III CONTINUING DIRECTORS TO SERVE UNTIL THE 2024 ANNUAL MEETING

ELLIOTT HILL Age | 58 Director Since | 2020	Mr. Hill has served as a Director of Weber Inc. since July 2021 and prior to that of Weber-Stephen Products LLC since August 2020. Mr. Hill currently serves as an Advisor to BDT Capital Partners and as a director of Rather Outdoors and Tecovas, Inc. Mr. Hill previously worked at Nike from 1988 to 2020, most recently as President, Consumer & Marketplace from March 2018 to August 2020. Other roles during Mr. Hill’s time at Nike consist of leadership positions in Sales and Retail including Apparel Sales Director in Europe; Retail Development Director for EMEA; Vice President of Sales and Retail in EMEA; Vice President and General Manager of US Retail; Vice President of US Sales, Retail and Nike.com; Corporate Vice President of Global Retail; and President of Nike North America. Mr. Hill received a BS in Kinesiology from Texas Christian University in 1986 and a Master’s Degree in Sports Administration from Ohio University in 1988.

As a result of these professional and other experiences, Mr. Hill possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) strategic planning and corporate development, consumer products marketing and brand management, international operations and emerging markets, human resources and organization development, sales and distribution channel management, and corporate social responsibility.

MARTIN MCCOURT Age | 65 Director Since | 2019	Mr. McCourt has served as a Director of Weber Inc. since July 2021 and prior to that of Weber-Stephen Products LLC since January 2019. From 1996 to 2012, Mr. McCourt served as Director and as Chief Executive Officer of Dyson where he transformed the company from single product, single market producer into a global appliance leader. Mr. McCourt also serves as a BDT Operating Partner. Mr. McCourt previously held leadership positions at Mars, Duracell, Toshiba and Pelikan. Mr. McCourt currently serves as Chairman of Simon Technologies, a subsidiary of Pure Electric; Director of Tharsus; Chairman of Free Flow Technologies; and Chairman of Lightfoot. Mr. McCourt has served on the Boards of other companies and organizations in the past, including as Chairman, at companies such as Learning Curve Group, Headbox, Your Life, Glen Dimplex, Dudson, Venture Founders, CAP, CliniSys Group, Dutch Ophthalmic Research Centre and Equatex.

As a result of these professional and other experiences, Mr. McCourt possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) consumer products marketing and brand management, innovation/research and development/technology, international operations and emerging markets, human resources and organization development, regulatory and legal affairs, and corporate social responsibility.

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Corporate Governance
CORPORATE GOVERNANCE
BOARD-ADOPTED CORPORATE GOVERNANCE GUIDELINES
Since the Company's initial public offering in August 2021 (the "Offering"), we have been operating under corporate governance principles and practices (the “Corporate Governance Guidelines”) that are designed to maximize long-term Stockholder value, align the interests of the Board and management with those of our Stockholders and promote high ethical conduct among our Directors and employees. The Corporate Governance Guidelines include the following:
•Once the Company is no longer a “controlled company” within the meaning of the New York Stock Exchange ("NYSE") rules, a majority of the Board shall be comprised of directors meeting the independence requirements of the NYSE at a minimum. Currently, a majority of the Directors meet the independence requirements.
•Only independent directors meeting the independence requirements of the NYSE and, for audit committee members, Rule 10A-3 of the Securities Exchange Act of 1934 and any related rules promulgated by the SEC, may serve on the Audit and Compensation Committees, except that the Company may rely on applicable transition rules and exemptions available to a “newly public company” within the meaning of the NYSE rules. Currently, the Company is relying on this transition exemption such that one of its three Audit Committee members is not independent.
•The Chair of the Board, in conjunction with the CEO, establishes on an annual basis an agenda of topics for consideration and review by the Board to be addressed during the following year. This annual schedule of topics is then provided to the full Board for review and comment and is adjusted, as appropriate, during the year. The Chair of the Board, in conjunction with the CEO, shall determine the frequency and length of Board meetings and shall set the agenda for each Board meeting. Board members are encouraged to suggest the inclusion of additional items on an agenda, and any director may request that an item be placed on an agenda.
•The Board reviews CEO succession planning at least once per year.
•The Board and each Board Committee have the power to hire independent legal, financial or other advisors as they may deem necessary, at our expense.
•The Corporate Governance Guidelines provide that non-employee Directors regularly meet in executive session, and the independent Directors shall meet in executive session at least once annually. As a general practice, the non-employee Directors meet in executive session at each regular Board meeting, and did so in 2021.
•The Board and Board Committees shall conduct annual performance evaluations to assess whether the Board, its Committees, and the Directors are functioning effectively.
•The Compensation Committee, which is entirely independent, conducts a review at a minimum annually of the performance of the executive officers, including the CEO, and determines their compensation.

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Corporate Governance
•Non-employee Directors who change their primary employment from that held when they were elected shall offer his or her resignation for the Board to consider the continued appropriateness of Board membership under the circumstances.
•Directors have direct and regular access to officers and employees of the Company and can initiate contact or meetings directly or through the CEO or General Counsel.
•Continuing education is provided to Directors consistent with our Board education policy.
•No Director should serve on more than three other public company boards, in addition to Weber.
BOARD LEADERSHIP STRUCTURE; COMMUNICATION WITH THE BOARD
Prior to the Offering, board-level decisions were made by the board of the Company's subsidiary, and primary operating company, Weber-Stephen Products LLC. In anticipation of the Offering, the Weber-Stephen Products LLC operating agreement was amended to dissolve the Weber-Stephen Products LLC board, and we created a new board of directors of Weber Inc. (the "Reorganization"). Unless stated otherwise, when referring herein to the "Board" we refer to the Weber-Stephen board prior to the Reorganization and the Weber Inc. board after the Reorganization. Our Board currently consists of eight Directors. In accordance with our certificate of incorporation and bylaws, the number of Directors on our Board will be determined from time to time by the Board but shall not be less than five persons nor more than 13 persons. Each Director is to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Vacancies and newly created directorships on the Board may be filled at any time by the remaining Directors.
If you or any other interested party wishes to communicate directly with our Chair of the Board, other non-management Directors or our Board as a whole, you or the other interested party may do so by writing to our General Counsel or the head of Investor Relations. All communications will be delivered to the Director or Directors to whom they are addressed unless the General Counsel or the head of Investor Relations determines that a communication is a business solicitation or advertisement, or requests general information about us. You should address all communications directed to our General Counsel or head of Investor Relations regarding the matters discussed in this proxy statement to Weber Inc., 1415 S. Roselle Road, Palatine, Illinois 60067, Attention: Office of the General Counsel or Weber Inc., 1415 S. Roselle Road, Palatine, Illinois 60067, Attention: Investor Relations.
The following section describes Weber’s Board leadership structure, the reasons why the structure is in place at this time, the roles of various positions, and related key governance practices. The mix of experienced independent and management Directors that make up our Board, along with the role of our Chair, benefits Weber and its Stockholders.
Independence; Board Mix. Our Board has an effective mix of independent and management Directors. It is composed of five independent Directors under the applicable corporate governance standards of the NYSE, Mr. Scherzinger, our CEO, Mr. Stephen, our former CEO, and Ms. Rainko, a representative of our largest Stockholder.
Controlled Company Exception. Entities controlled by BDT Capital Partners, LLC beneficially own more than 50% of the voting power for the election of Directors. As a result, we are a “controlled company” within the meaning of the NYSE rules and may elect to rely on exemptions from certain corporate governance standards provided to controlled companies by the NYSE rules, including that: (i) a majority of our board of directors consists of “independent directors,” as defined under the NYSE rules; (ii) we have a nominating and

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Corporate Governance
corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and (iii) we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.  In reliance on this exception, we do not have a nominating and corporate governance committee.  Accordingly, to the extent and for so long as we rely on this exception, Stockholders will not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. In the event that we cease to be a “controlled company” and our Class A common stock continues to be listed on the NYSE, we will be required to comply with all of these provisions within the applicable transition periods.  We have elected to have a majority of our directors be “independent” as defined in the NYSE rules and a compensation committee composed entirely of independent directors.
Independence; Committee Structure. In 2021, the Board had two standing Committees: (i) Audit, and (ii) Compensation. The Compensation Committee is composed solely of independent Directors. The Audit Committee is composed of two independent directors and one non-independent, taking advantage of a transition exemption available to newly public companies. In addition, none of our executive officers have served as a member of a compensation committee (or if no committee performs that function, the board of directors) of any other entity that has an executive officer serving as a member of our Board. Each Committee has a different independent Director serving as Committee chair.
Chair / CEO. At the current time, the Company has separated the roles of Chair of the Board and CEO. The Board believes that this leadership structure allows our CEO to focus on executing our strategic imperatives and leading our Company during the first stages as a public company. Meanwhile, in her capacity as Non-Executive Chair, Ms. Rainko can focus on leading the Board, ensuring that it provides strong oversight of management and that all Directors have access to the resources required to discharge their duties appropriately.
Self-Evaluation. Our Board conducts an annual performance evaluation to determine whether the Board, its Committees, and the Directors are functioning effectively. Our Corporate Governance Guidelines provide the flexibility for our Board to modify our leadership structure in the future as appropriate. We believe that Weber, like many U.S.-based companies, has been well-served by this flexible leadership structure.
Company Strategy. Strategic planning and oversight of the Company’s business strategy is a key responsibility of the Board, and the Board has deep experience and expertise in the areas of strategy and strategic development. The Board believes that overseeing and monitoring strategy is a continuous process and takes a multi-step approach in exercising its responsibilities. Our entire Board discusses the strategic priorities of the Company, taking into consideration global economic, consumer and other significant trends, as well as changes in our industry and regulatory initiatives. The Board reviews the Company’s strategy periodically during the year, and dedicates at least one meeting each year to focus on a strategic review, including key elements of our strategy, such as innovation, expansion and strategic investments. Topics are also embedded in the work of Committees.
While the Board and its Committees oversee strategy and strategic planning, management is charged with executing the business strategy. To monitor performance against the Company’s strategic goals, the Board receives regular updates and actively engages in dialogue with the Company’s senior leaders.

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Corporate Governance
The Board’s oversight and management’s execution of business strategy are intended to help promote the creation of long-term stockholder value in a sustainable manner, with a focus on assessing both opportunities available to us and risks that we may encounter.
BOARD OVERSIGHT OF RISK
The Board oversees our enterprise risks. Management, who is responsible for day-to-day risk management, conducts a risk assessment of Weber’s business at least annually. The risk assessment process is global in nature and has been developed to identify and assess Weber’s current and emerging risks, including the nature of the risk, as well as to identify steps to mitigate and manage each risk, as needed.
While risk oversight is a full Board responsibility, the responsibility for oversight of the risk process has been delegated to the Audit Committee. As such, one of the leaders of the risk assessment process is the Chief Accounting Officer, who reports to the Chair of the Audit Committee. The Audit Committee and the full Board at each of their regularly scheduled meetings receive an update on the current status and action items previously identified to mitigate and manage the key enterprise risks.
The results of the risk assessment are reviewed with the Audit Committee and the full Board. The centerpiece of the assessment is the discussion of key risks which includes the potential magnitude and likelihood of each risk. As part of the process for assessing each risk, management identifies the nature of the risk, the potential impact of the risk, and management’s initiatives to manage the risk.
The results of the risk assessment are then integrated into the Board’s processes, including the potential for further assessments of the risk via internal audit reviews or other actions of the Board, its Committees and management. The Audit Committee monitors the status of these actions to ensure that Weber’s key senior executives responsible for the matters are addressing them appropriately. Through this process, each key risk is reviewed at least annually, with many topics reviewed on several occasions throughout the year.
The Board and the Audit Committee are particularly focused on cybersecurity risk oversight, including response planning, incident recovery and business continuity considerations. To this end, the Company's management has an approximately monthly Information Governance Steering Committee meeting, co-chaired by the Chief Information Officer, Chief Human Resources Officer and General Counsel, which oversees cybersecurity, data privacy and related regulatory compliance and risks for management, which it reports to the Audit Committee. Cybersecurity and information technology was an agenda item presented by our Chief Information Officer at four Audit Committee meetings during 2021; the Audit Committee chair, in turn, provided a summary of this information to the full Board at four Board meetings. All of our current Directors have information security experience and the Company has an information security and training program for its employees.
In addition, adjustments are made to Board and Committee agendas throughout the year so that enterprise risks are reviewed at the relevant times. This process facilitates the Board’s ability to fulfill its oversight responsibilities of Weber’s risks in a timely and effective manner.
PLURALITY VOTING FOR DIRECTORS
Our bylaws contain a plurality voting standard for the election of Directors. Furthermore, the stockholders agreement we entered into with the individuals and entities that were members of Weber-Stephen Products LLC before the Reorganization (collectively, the “Pre-

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Corporate Governance
IPO LLC Members) provides that until the Pro-IPO LLC Members no longer beneficially own a majority of the aggregate outstanding shares of our common stock, the Pre-IPO LLC Members are able to designate a majority of the nominees for election to our Board, including the nominee for election to serve as Chair of our Board. If Pre-IPO LLC Members beneficially own less than 50% of the aggregate number of outstanding shares of our common stock, such designation rights will be proportionately reduced—for example, if the size of our Board is nine members, Pre-IPO LLC Members may designate: four nominees, if they beneficially own between 40% and 50% of the aggregate number of outstanding shares of our common stock; three nominees, if they beneficially own between 30% and 40% of the aggregate number of outstanding shares of our common stock; two nominees, if they beneficially own between 20% and 30% of the aggregate number of outstanding shares of our common stock; and one nominee, if they beneficially own between 10% and 20% of the aggregate number of outstanding shares of our common stock.
Notwithstanding the above, the Pre-IPO LLC Members have not utilized this right of nomination in connection with the Annual Meeting.
DIRECTOR INDEPENDENCE
The Board has determined that all current Directors (other than Ms. Rainko, Mr. Scherzinger, and Mr. Stephen) are independent based on NYSE standards.
The Board also considers from time to time commercial ordinary-course transactions as it assesses independence status, including transactions relating to selling product and marketing arrangements. The Board has concluded that these transactions did not impair Director independence for a variety of reasons including that the amounts in question were considerably under the thresholds set forth in our independence standards and the relationships were not deemed material.
STOCKHOLDER RECOMMENDATIONS FOR DIRECTOR NOMINEES
The Board will consider Stockholder nominations for membership on the Board. For the 2023 Annual Meeting of Stockholders, nominations may be submitted to the Office of the General Counsel, Weber Inc., 1415 S. Roselle Road, Palatine, Illinois 60067, which will forward them to the Chair of the Board. Recommendations must be in writing and we must receive the recommendation not earlier than November 23, 2022 and not later than December 23, 2022. Recommendations must also include certain other requirements specified in our bylaws.
When filling a vacancy on the Board, the Board identifies the desired skills and experience of a new Director and nominates individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current Directors. The Board may engage third parties to assist in the search and provide recommendations. Also, Directors are generally asked to recommend candidates for the position. The candidates would be evaluated based on the process outlined in the Corporate Governance Guidelines, and the same process would be used for all candidates, including candidates recommended by Stockholders.
ATTENDANCE AT ANNUAL MEETINGS
All incumbent Directors are encouraged to attend the Annual Meeting of Stockholders.

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Corporate Governance
CODE OF CONDUCT/ETHICS
We have adopted the Code of Business Conduct and Ethics applicable to Directors and employees of the Company (including the CEO, CFO, other named executive officers ("NEOs"), and Chief Accounting Officer). Any amendments to, or waivers of, the Code of Business Conduct and Ethics applicable to our Directors or executive officers (including the CEO, CFO, other NEOs, and Chief Accounting Officer) will be posted on www.weber.com. While we had a code of business conduct prior to the Reorganization, in connection with our Offering, we created a new Code of Business Conduct and Ethics in 2021. There have been no waivers of either our pre-Reorganization or post-Reorganization code of ethics in 2021, and we have made no amendments to the code of ethics since the Reorganization.
AVAILABILITY OF CORPORATE GOVERNANCE DOCUMENTS
Copies of the Corporate Governance Guidelines, the Charters of the Audit and Compensation Committees of the Board, and the Code of Business Conduct and Ethics can be found on the Weber investor relations website at investors.weber.com, under the “Governance” tab. Stockholders may also request a free copy of these documents from Weber's Investor Relations Department at 1415 S. Roselle Road, Palatine, Illinois 60067 (phone: (847) 654-2660) or investors@weber.com.

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Board and Committee Membership
BOARD AND COMMITTEE MEMBERSHIP
The Board routinely reviews Board composition to ensure that it has the right balance of skills to fulfill its oversight obligations for Stockholders. As part of that process, the Board considers current tenure and potential retirements.
The Board had the following standing Committees in 2021: (i) Audit; and (ii) Compensation.
The Board held six meetings in 2021. All of the then incumbent Directors attended at least 75% of the total number of meetings of the Board and of all Board Committees of which the Directors were members during 2021 that were held while such Directors were on the Board. All then incumbent Directors attended all six of the Board meetings in 2021.
AUDIT COMMITTEE
Susan T. Congalton, James C. Stephen and Magesvaran Suranjan are the members of the Audit Committee. Ms. Congalton and Mr. Stephen have each served in that capacity for the full fiscal 2021 year (prior to the Reorganization, they served in that capacity on the Weber-Stephen Products LLC board). Mr. Suranjan has been on the Audit Committee since joining the Board of Weber Inc. in connection with the Reorganization; prior to the Reorganization, Ms. Rainko and Karel Czanderna served in that role on the Weber-Stephen Products LLC board. Ms. Congalton has been the chair of the Audit Committee throughout 2021. Pursuant to a written charter, the Audit Committee, among other things, assists the Board in its oversight of (i) the integrity of the Company’s financial statements and effectiveness of the Company’s internal controls; (ii) the qualifications, independence and performance of the Company’s independent auditor; (iii) the performance of the Company’s internal audit function; (iv) the Company’s compliance with legal and regulatory requirements; and (v) the Company’s policies and practices with respect to risk assessment and risk management, including with respect to information technology and cybersecurity. The Board and the Audit Committee are particularly focused on cybersecurity risk oversight, including response planning, disaster recovery and business continuity considerations. The Audit Committee was briefed on information technology and cybersecurity four times in 2021.
The Audit Committee, or its Chair, also pre-approves all audit and permitted non-audit engagements and services by the independent registered public accounting firm and its affiliates. The Audit Committee also has the sole authority to appoint, subject to Stockholder ratification, or replace the independent registered public accounting firm, which directly reports to the Audit Committee, and is directly responsible for the compensation and oversight of the independent registered public accounting firm. As part of the annual auditor engagement process, the Audit Committee considers whether to rotate the independent registered public accounting firm. Ernst & Young LLP rotates its lead audit engagement partner every five years for public company clients and the Audit Committee has direct and meaningful involvement in the selection of the lead engagement partner. In fact, Weber has engaged a new lead engagement partner from Ernst & Young LLP for fiscal year 2022.
Ms. Congalton, Mr. Stephen and Mr. Suranjan have each been determined by the Board to be an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of SEC Regulation S-K.  The Board has determined that Ms. Congalton and Mr. Suranjan meet the

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Board and Committee Membership
definition of independence under our Corporate Governance Guidelines and the requirements of the NYSE. Under Rule 10A-3 of the Securities Exchange Act of 1934, the Company may rely on applicable transition rules and exemptions available to a newly public company within the meaning of the New York Stock Exchange rules. Currently, the Company is relying on this transition exemption such that one of its three Audit Committee members, Mr. Stephen, is not independent. Mr. Stephen is a former executive officer of Weber (he served as CEO until 2013). The Audit Committee shall transition to a fully independent committee on or before the time required by the rules.
The Audit Committee, including the audit committee of the pre-Reorganization Weber-Stephen Products LLC, met ten times in 2021, and at least 75% of the Audit Committee at the time of such meetings attended each of the meetings.
COMPENSATION COMMITTEE
Martin McCourt, Elliott Hill and Melinda R. Rich are the members of the Compensation Committee. Mr. McCourt and Mr. Hill have each served in that capacity for the full fiscal 2021 year (prior to the Reorganization, they served in that capacity on the Weber-Stephen Products LLC board). Ms. Rich has been on the Compensation Committee since joining the Board of Weber Inc. in connection with the Reorganization; she replaced Leonard Gryn, who had served in that role on the Weber-Stephen Products LLC board prior to the Reorganization. Mr. McCourt has been the chair of the Compensation Committee throughout 2021. Pursuant to a written charter, the Compensation Committee, among other things: (a) reviews and approves the compensation of Executive Officers, as defined by the SEC; (b) identifies, reviews and approves corporate goals and objectives relevant to executive officer compensation; (c) reviews and approves the Company’s peer companies and data sources for purposes of evaluating the Company’s compensation competitiveness and establishing the appropriate competitive positioning of the levels and mix of compensation elements; (d) evaluates each Executive Officer’s performance in light of such goals and objectives and determines each Executive Officer’s compensation based on such evaluation, including such other factors as the Compensation Committee deems appropriate and in the best interests of the Company; (e) determines any long-term incentive component of each Executive Officer’s compensation; (f) reviews and evaluates the Company’s executive compensation and benefits policies generally; and (g) reviews the Company’s management succession planning, including policies for Chief Executive Officer selection and succession in the event of the incapacitation, retirement or removal of the Chief Executive Officer, and evaluations of, and development plans for, any potential successors to the Chief Executive Officer. The Compensation Committee may form and delegate authority to subcommittees or the Compensation Committee chair when appropriate. The Compensation Committee, including the compensation committee of the pre-Reorganization Weber-Stephen Products LLC, met four times in 2021, and each member of the Compensation Committee at the time of such meetings attended 100% of the meetings.
The Compensation Committee also approves all engagements and services to be performed by any consultants or advisors to the Compensation Committee. In the months prior to the Offering, the Compensation Committee utilized PricewaterhouseCoopers LLC (“PwC”) to advise on the design of our post-Offering 2022 executive compensation and equity incentive programs. Because PwC provides additional consulting services for the Company, however, PwC will not be advising us in 2022 or any future year with respect to executive compensation so long as it provides such additional consulting services. In July 2021, the Compensation Committee also retained Frederic W. Cook (“FW Cook”) as an independent compensation consultant to provide additional guidance on post-Offering compensation design. Since the Offering, and continuing in 2022, FW Cook is serving as the Compensation Committee's primary compensation consultant and will help it and the Company design our future executive compensation and equity incentive programs. The compensation consultant reports directly to the Compensation Committee. Prior to retaining any such consultant, or other advisor,

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Board and Committee Membership
the Compensation Committee must consider whether the work of such consultant or other advisor would raise a conflict of interest according to the independence factors enumerated by the NYSE, as well as any other factors the Compensation Committee determines to be relevant. Other than the work it performs for the Compensation Committee and the Board, FW Cook does not provide any consulting services to Weber or its executive officers. For additional information about the independence of the Compensation Committee’s consultant, refer to “Compensation Discussion and Analysis — Compensation Approach — Independence.”
The Board has determined that each member of the Compensation Committee meets the definition of independence under our Corporate Governance Guidelines and the requirements of the NYSE and further qualifies as a non-employee Director for purposes of Rule 16b-3 under the Securities Exchange Act of 1934. The members of the Compensation Committee are not current or former employees of Weber, are not eligible to participate in any of our executive compensation programs, do not receive compensation that would impair their ability to make independent judgments about executive compensation, and are not “affiliates” of the Company, as defined under Rule 10c-1 under the Securities Exchange Act of 1934.
The Compensation Committee is charged with overseeing the review and assessment of risks arising from Weber’s compensation policies and practices. This includes the Compensation Committee’s annual review of our compensation program for design features considered to encourage excessive risk taking and Weber’s approach to those features. As part of its review, the Compensation Committee also assesses perspectives from independent experts and regulators. Weber uses a number of approaches to mitigate excessive risk taking, including significant weighting towards long-term incentive compensation, emphasizing qualitative goals in addition to a variety of quantitative metrics, equity ownership guidelines and clawback policies. As a result of this review, together with input from the independent compensation consultant, the Compensation Committee determined that the risks arising from Weber’s compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on Weber.
For additional information about the Compensation Committee’s processes for establishing and overseeing executive compensation, refer to “Compensation Discussion and Analysis — Compensation Approach.”

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2021 Director Compensation and Benefits
2021 DIRECTOR COMPENSATION AND BENEFITS
The table below sets forth information concerning the compensation earned by each of our non-employee Directors and James Stephen during our fiscal year ended September 30, 2021. Mr. Stephen, who was an employee of the Company until September 30, 2021, was paid a salary in respect of his Board service and general business leadership.

NAME(1)	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(2)	ALL OTHER COMPENSATION ($)	TOTAL ($)

Kelly D. Rainko(3)	—	147,329	—	147,329
James C. Stephen	555,416	147,329	8,700(4)	711,445
Leonard Gryn	95,250	—	—	95,250
Susan T. Congalton	128,000	147,329	—	275,329
Michael Schoeb	93,750	—	—	93,750
Martin McCourt	126,500	147,329	—	273,829
Karel Czanderna	96,750	—	—	96,750
Elliott Hill	140,625	147,329	—	287,954
Melinda R. Rich	—	147,329	—	147,329
Magesvaran Suranjan	—	147,329	—	147,329
(1)Messrs. Gryn and Schoeb and Ms. Czanderna stepped down from our Board in connection with the Reorganization. Ms. Rich and Mr. Suranjan joined our Board in connection with the Reorganization.
(2)Amounts in this column reflect, as computed in accordance with ASC Topic 718, the grant date fair value of restricted stock unit ("RSU") awards granted to our non-employee directors in connection with the Offering. For a discussion of valuation assumptions used to determine the grant date fair value of the foregoing RSU awards, see Note 14 to our audited consolidated financial statements for the year ended September 30, 2021 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 14, 2021.
(3)Both before and since the Offering, Ms. Rainko remits all of her director compensation to investment funds managed by BDT Capital Partners, LLC.
(4)Reflects employer contributions made under our 401(k) plan.
DIRECTOR COMPENSATION PRIOR TO OUR OFFERING
Prior to the Offering, compensation for our non-employee Board members consisted of (i) an annual cash retainer of $125,000, payable in quarterly installments and (ii) $1,500 for each compensation committee meeting or audit committee meeting, as applicable, attended by members of those committees.
NEW DIRECTOR COMPENSATION POLICY
In connection with the Offering, the Board approved the adoption of a non-employee Director compensation policy, under which non-employee Directors will receive an annual cash retainer of $75,000, plus an additional annual cash retainer as follows: Board Chair: $50,000; Audit Committee chair: $25,000; Audit Committee member: $10,000; Compensation Committee chair: $15,000; and Compensation Committee member: $7,500.

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2021 Director Compensation and Benefits
Non-employee Directors will also receive an annual award of RSUs with an intended value at grant of $125,000, to be made on or about the date of our annual Stockholder meeting, beginning with the 2022 Annual Meeting of Stockholders, and vesting upon the earlier of (i) one year following the grant date and (ii) the subsequent annual meeting.
In addition, in connection with the Offering, each of our non-employee Directors received an award of RSUs with a grant date fair value of $147,329, vesting upon the earlier of (i) one year following the grant date and (ii) the time of the 2022 Annual Meeting of Stockholders.

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Proposal 2
PROPOSAL 2

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION
Our Stockholders may vote, on an advisory (non-binding) basis, for a resolution to approve the compensation of our NEOs as disclosed in this first Weber proxy statement. At our 2022 Annual Meeting, our Stockholders will also have an opportunity to hold a stockholder advisory vote on a resolution to approve the compensation of Weber’s NEOs on an annual basis for the next three years.
This executive summary highlights the core principles of our compensation program. For further information regarding our compensation program, please see the Compensation Discussion and Analysis contained in this proxy statement.
CORE PRINCIPLES
We operate in a robust and challenging industry, where competitive compensation is central to having a professional and robust workforce, and hence business performance. We believe that our executive compensation program for our NEOs should be designed to:
•provide a competitive level of total compensation necessary to attract and retain key talent to help deliver successful business performance;
•appropriately motivate our NEOs to contribute to our near-and long-term success; and
•help drive long-term total return for our Stockholders.
Accordingly, the Core Principles that underpin our executive compensation program include Pay for Performance, Stockholder Alignment, and are Values-Based, as further discussed below.

YOUR VOTE IS IMPORTANT
The Board recommends a vote “FOR” the resolution approving the compensation of our NEOs, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

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Proposal 2
Pay for Performance. Our compensation program is designed to have a significant portion of an NEO’s actual compensation linked to Weber’s actual performance. We accomplish this by utilizing “performance-based” pay programs like our AICP and Incentive Plan (each as defined below), and by limiting perquisites.
Stockholder Alignment. We align the interest of our NEOs with that of Stockholders by encouraging our NEOs to have a meaningful personal financial stake in Weber. We gain this alignment by having a significant portion of an NEO’s target compensation be stock-based, and using compensation plan goals that are tied to key financial metrics of Weber.
Values-Based. Our NEOs are evaluated on the behaviors they exhibit as they drive results. The compensation program links the “what” each NEO contributes as well as “how” an NEO makes those contributions.
RESOLUTION
We are asking our Stockholders to indicate their support for our NEO compensation as described in this proxy statement by voting “FOR” the following resolution. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.
“RESOLVED, that Weber Inc.’s Stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in Weber Inc.’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”
This resolution is advisory, and therefore not binding on Weber, the Board or the Compensation Committee. The Board and the Compensation Committee value the opinions of Weber’s Stockholders and, to the extent there is a significant vote against the NEO compensation as disclosed in the proxy statement, we will consider such Stockholders’ concerns and the Board and Compensation Committee will evaluate whether any actions are necessary to address those concerns.

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Compensation Committee Report
COMPENSATION COMMITTEE REPORT
As detailed in its charter, the Compensation Committee oversees our compensation program on behalf of the Board. In the performance of its oversight function, the Compensation Committee, among other things, reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement. Based upon the review and discussions referred to above, the Compensation Committee recommended to the Board the Compensation Discussion and Analysis that is included in this proxy statement.
COMPENSATION COMMITTEE
Martin McCourt, Chair
Elliott Hill
Melinda R. Rich

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Compensation Discussion and Analysis
COMPENSATION DISCUSSION AND ANALYSIS
The purpose of this Compensation Discussion and Analysis section is to provide information about the material elements of compensation that, during our fiscal year ended September 30, 2021, were paid to, awarded to, or earned by our NEOs who consist of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers during our 2021 fiscal year. This includes:
•Chris M. Scherzinger, Chief Executive Officer;
•William J. Horton, Chief Financial Officer;
•Hans-Jürgen Herr, President Emeritus & Executive Vice President - Growth Projects, EMEA;
•Troy J. Shay, Chief Executive Officer of 1952 Ventures and Chief Growth Officer; and
•Mary A. Sagripanti, Chief Marketing Officer.
COMPENSATION PHILOSOPHY AND OBJECTIVES
Our executive compensation program has been designed to motivate, reward, attract and retain high caliber management deemed essential to ensure, and capitalize on, our success. The program seeks to tightly align executive compensation with our short- and long-term business objectives, business strategy and company-wide financial performance. Our compensation program is designed to achieve the following objectives:
•Provide competitive and attractive pay levels and opportunities that reflect the respective positions, duties and responsibilities of our executive officers;
•Incentivize contributions to the continued growth and development of our business;
•Link pay to the performance of segmented business units while encouraging collaboration across business units to enhance value of the full enterprise; and
•Retain essential executive officers and compensate their short and long-term contributions.
In connection with the Offering, we took additional steps to formalize our compensation philosophy and implement compensation arrangements that reflect that philosophy. Our compensation philosophy is designed to reflect the following general principles:
•Attract and retain talent – The total compensation package is designed to attract, retain and motivate highly qualified executives capable of leading us to greater performance. Base salary and annual incentives provide a competitive annual total

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Compensation Discussion and Analysis
cash compensation opportunity in the short term and equity-based incentives provide a competitive opportunity over the long term.
•Align with stockholder interests – The interests of executives should align with the interests of our stockholders by using annual and long-term incentive vehicles that correlate well with the creation of stockholder value.
•Balance of timing – Compensation plan designs promote a balance between annual and long-term business results. While we believe the creation of stockholder value long term is extremely important, we also believe that the achievement of our annual goals is the best way to contribute to our sustainable, long-term success.
DETERMINATION OF COMPENSATION
Historically, the compensation of our executive officers has been set by the Compensation Committee (including the compensation committee of the pre-Reorganization Weber-Stephen Products LLC), in consultation with our CEO (other than with respect to his own compensation). In connection with the Offering, our Board adopted a written charter for the Compensation Committee that establishes, among other things, the Compensation Committee’s purpose and its responsibilities with respect to executive compensation. The charter of the Compensation Committee also provides that the Compensation Committee shall, among other things, assist the Board in its oversight of executive compensation, management development and succession, director compensation and executive compensation disclosure.
In March 2021, the Compensation Committee engaged PwC as an outside consultant to advise on the design of our post-Offering executive compensation and equity incentive programs for fiscal year 2022. Subsequently, in July 2021, the Compensation Committee retained FW Cook as an outside consultant to advise the Compensation Committee with respect to go-forward executive compensation decisions.
ELEMENTS OF COMPENSATION
Our executive compensation program consists of the following elements: base salary, annual incentive compensation, long-term incentive compensation, severance and other benefits potentially payable upon termination of employment or in connection with a change in control, health, welfare and retirement benefits and perquisites, each established as part of our program in order to achieve the compensation objective outlined below with respect to each element. With respect to our post-Offering executive compensation decisions, our weighting of base compensation, annual incentive compensation, long-term incentive compensation and other elements of compensation is based on peer considerations within each of those categories.
COMPENSATION APPROACH
Our compensation approach is based on (a) driving independent decision-making, (b) utilizing Compensation Peer Group (defined below) data to appropriately benchmark compensation, and (c) following a consistent, rigorous compensation target setting process. Each is described more fully below.
Independence. Our Compensation Committee is responsible for administering the compensation program for executive officers of Weber. The members of the Compensation Committee are independent as none of the Compensation Committee members are current

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Compensation Discussion and Analysis
or former employees of Weber, and they are not eligible to participate in any of our executive compensation programs. For more information, see “Board and Committee Membership — Compensation Committee.”
In the months prior to the Offering, the Compensation Committee utilized PwC to advise on the design of our post-Offering executive compensation and equity incentive programs for fiscal year 2022. Because PwC provides additional consulting services for the Company, however, PwC will not be advising us in fiscal year 2022 or any future year with respect to executive compensation so long as it provides such additional consulting services. Instead we have retained FW Cook to act as our independent compensation consultant to advise the Compensation Committee with respect to 2022 and go-forward executive compensation decisions. FW Cook works directly for the Compensation Committee, and, pursuant to Company policy, is prohibited from providing any consulting or other services to Weber or our executive officers other than the work performed on behalf of the Compensation Committee or the Board. The Compensation Committee has considered the independence of FW Cook in light of SEC rules and NYSE listing standards. In connection with this process, the Compensation Committee has reviewed, among other items, a letter from FW Cook addressing the independence of FW Cook and the members of the consulting team serving the Compensation Committee and concluded that the work performed by FW Cook and its senior advisor involved in the engagement did not raise any conflict of interest.
Peer Groups and Competitive Positioning.  Immediately prior to the Offering, we used a compensation peer group to benchmark our compensation against comparable companies (the "Compensation Peer Group"). In particular, the Compensation Committee reviewed companies which it determined Weber generally competes with for talent, and are of similar size and relevant industry. The Compensation Peer Group consisted of:

Polaris Inc.	Columbia Sportswear Co.
Under Armour, Inc.	Peloton Interactive, Inc.
Brunswick Corp.	Acushnet Holdings Corp.
Garmin Ltd.	Callaway Golf Co.
Harley-Davidson, Inc.	iRobot Corp.
lululemon athletica, Inc.	Sonos, Inc.
The Toro Co.	GoPro, Inc.
The Middleby Corp.	YETI Holdings, Inc.
The Compensation Peer Group only went into effect on October 1, 2021 (in fiscal year 2022). Going forward, the Compensation Committee, with the support of FW Cook, will review at least annually the Compensation Peer Group to confirm that it continues to be an appropriate benchmark. The Compensation Committee determines the Compensation Peer Group, taking into account input from the independent compensation consultant whose viewpoints are based on objective screening criteria for a variety of factors and considers a variety of criteria, including companies that (i) are in the same or similar lines of business, (ii) compete for the same customers with similar products and services, and (iii) are within a reasonable range in terms of percentile rank of Weber for key financial metrics such as revenue, pre-tax income, total assets, total equity, total employees, market capitalization, and composite percentile rank.
Process. Each year, the Compensation Committee will follow a consistent, rigorous process to determine compensation for the NEOs:

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Compensation Discussion and Analysis
•The independent compensation consultant will present the Compensation Committee with relevant compensation information such as Compensation Peer Group benchmarking data, information about other relevant market practices, and emerging trends.
•This compensation information will provide detailed information for both CEO compensation and the compensation for other NEOs.
•The independent compensation consultant will recommend to the Compensation Committee regarding target levels for each pay element for the CEO, and the CEO will recommend to the Compensation Committee target levels for each pay element for each NEO (other than himself).
•Based on its review of the above factors, individual performance, input from the independent compensation consultant and other factors, the Compensation Committee determines the compensation of the CEO and the other NEOs.
COMPENSATION PLANS AND DESIGN
NEO compensation includes a combination of annual cash and long-term incentive compensation. Annual cash compensation for NEOs is comprised of base salary and the annual incentive compensation paid under the AICP (as defined below). Long-term incentives after the Offering consist of awards granted under the Incentive Plan (as defined below). We apply the same compensation philosophy and approach in determining the compensation for all of our NEOs, including the CEO. The Compensation Committee also exercises appropriate business judgment in how it applies the standard approaches to the facts and circumstances associated with each NEO.
A.BASE SALARY
The base salaries of our NEOs are an important part of their total compensation package, and are set to reflect their respective positions, duties and responsibilities. Base salary is a visible and stable fixed component of our compensation program. Although we believe that a substantial portion of each executive officer’s total compensation should be “at risk,” we also recognize the importance of setting base salaries at levels that will attract, retain and motivate top talent. In setting annual base salary levels, we take into account competitive considerations, individual performance, experience and internal pay equity. As of the end of fiscal year 2021, our NEOs were entitled to the following base salaries:

NAME	2021 BASE SALARY ($)

Chris M. Scherzinger	745,000
William J. Horton	475,860
Hans-Jürgen Herr	577,583(1)
Troy J. Shay	486,160
Mary A. Sagripanti	400,000
(1)Mr. Herr’s base salary is paid in Euros (“EUR”). For purposes of this table, his base salary has been converted from EUR to US Dollars (“USD”) by using the exchange rate of 1.1574, which was in effect as of September 30, 2021.

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Compensation Discussion and Analysis
B.ANNUAL INCENTIVE COMPENSATION
The Compensation Committee considers annual incentive bonuses to be an important “at risk” component of Weber's compensation program. During our 2021 fiscal year, our NEOs were eligible for annual incentive bonuses equal to a percentage of base salary under our Annual Incentive Compensation Program (the “AICP”) based on the Company’s achievement of applicable performance goals, subject to approval of the final payout amount and form of payment by the Compensation Committee. The Compensation Committee selected financial metrics of Net Sales, Adjusted Income from Operations (as defined below), and Inventory to encourage top line growth, improved profitability, and efficient working capital management for the benefit of Stockholders. After considering the Company’s financial performance results in 2021, including varying performance across geographies, product lines and time periods within the year, the Compensation Committee approved an AICP financial performance payout factor of 180% of target, and determined to pay amounts in excess of target in restricted stock units. For our 2021 AICP, the performance goals and actual performance levels applicable to our NEOs, and the payout as determined by the Compensation Committee, were as set forth below. As indicated, certain of the performance goals applicable to Mr. Herr were specific to the EMEA region given his role as President EMEA in fiscal 2021.
Applicable to Named Executive Officers Other Than Mr. Herr

METRIC(1)	WEIGHTING (%)	THRESHOLD (50% PAYOUT)(2)	TARGET (100% PAYOUT)	MAXIMUM (200% PAYOUT)	ACTUAL PERFORMANCE	SCORE (% PAYOUT)

Global Net Sales ($ millions)	40	—	1,564.5	1,627.6	1,945.6	180
Global Adjusted Income from Operations ($ millions)(3)	40	205.3	228.1	250.9	270.9	180
Global Inventory Turns(4)	20	—	3.32	—	3.62	180
Applicable to Mr. Herr

METRIC(1)	WEIGHTING (%)	THRESHOLD (50% PAYOUT)(2)	TARGET (100% PAYOUT)	MAXIMUM (200% PAYOUT)	ACTUAL PERFORMANCE	SCORE (% PAYOUT)

Global Adjusted Income from Operations ($ millions)(3)	20	205.3	228.1	250.9	270.9	180
EMEA Net Sales ($ millions)	40		569.3	592.1	592.1	180
EMEA Adjusted Income from Operations ($ millions)(3)	20		147.4	162.1	217.8	180
EMEA Inventory Turns(4)	20		3.05		3.42	180
(1)The performance goals and results presented herein differ from those presented in our audited financial statements due to adjustments to (i) eliminate foreign currency fluctuations by stating at constant currency and (ii) remove the amortization of intangible assets.
(2)The overall bonus payout under the AICP is 50% of target if threshold performance with respect to Global Adjusted Income from Operations is satisfied.
(3)Adjusted Income from Operations is income from operations on a constant currency basis, excluding amortization expenses.
(4)“Inventory Turns” is defined as 12 Months Cost of Goods Sold, divided by 13 Month Average Inventory.

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Compensation Discussion and Analysis
As a result of our strong performance, annual incentive bonuses for our NEOs under the 2021 AICP were as follows:

		2021 TARGET ANNUAL INCENTIVE		2021 ACTUAL ANNUAL INCENTIVE
NAME	2021 EARNED BASE SALARY(1) ($)	% OF BASE SALARY	$	% OF TARGET	$

Chris M. Scherzinger	745,000	100	745,000	180	1,341,000
William J. Horton	475,860	100	475,860	180	856,548
Hans-Jürgen Herr (2)	577,583	100	577,583	180	1,039,650
Troy J. Shay	486,160	100	486,160	180	875,088
Mary A. Sagripanti	400,000	75	300,000	180	540,000
(1)Bonuses paid under the AICP are paid based on a percentage of earned base salary (or, for Ms. Sagripanti, annual base salary).
(2)Mr. Herr’s annual incentive bonus is paid in EUR. For purposes of this table, his annual cash incentive bonus has been converted from EUR to USD by using the exchange rate of 1.1574, which was in effect as of September 30, 2021.
In order to further align the interests of our NEOs with those of our Stockholders, each of our NEOs was paid the target amount of such individual’s 2021 annual incentive bonus in cash, and the remainder of such individual’s 2021 annual incentive bonus was delivered in the form of RSUs which will vest on February 18, 2022 subject to continued employment through such date.
C.LONG-TERM INCENTIVE COMPENSATION
We view long-term incentive compensation as a critical component of our balanced total compensation program. Long-term incentive compensation provides an incentive to our employees to contribute to the long-term growth and development of our business. For us, this has historically taken the form of profits interest grants and/or phantom equity grants under our LTIP (as defined below). In connection with the Offering, and as described below, we have adopted the Incentive Plan (as defined below), under which our employees (including our NEOs) may receive long-term incentive compensation going forward.
Pre-Offering Equity Awards
Profits Units. Prior to the Offering, four of our NEOs were granted awards of profits interests in Weber-Stephen Products LLC, which were held by them indirectly through Weber-Stephen Management Pool LLC (“Profits Units”). All Profits Units were restructured as part of the Reorganization in connection with the Offering, but otherwise remain outstanding. We do not intend to grant additional Profits Units.
The number of Profits Units awarded to a particular executive was designed to reflect a percentage of profit participation that we believed was appropriate in light of that person’s position, duties and responsibilities. The Profits Unit grants were generally one-time grants, though in 2021, prior to the Offering, Mr. Horton received a supplemental Profits Unit grant in order to better align his incentive opportunity with the rest of our executive team. In addition, Ms. Sagripanti received Profits Units in connection with her hiring in early 2021. The Profits Units generally vest in three equal annual installments, in each case subject to the applicable holder’s continued employment through the applicable vesting date, provided that upon a termination for cause (as defined in the applicable award agreement) or a breach of restrictive covenants, all Profits Units held by the applicable holder (whether vested or unvested) will be forfeited (for more detail regarding the vesting terms applicable to the Profits Units, see the footnotes to the “Outstanding Equity

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Compensation Discussion and Analysis
Awards at Fiscal Year-End Table" below). The Profits Units are eligible for accelerated vesting upon a change in control (as described in more detail in “Potential Payments Upon Termination or Change in Control” below).
The Profits Units were granted in multiple tranches, each of which is subject to a different distribution threshold. The tranches are subject to distribution thresholds that exceed the implied equity value of the Company at the time of grant, which were established in order to incentivize higher levels of performance (for more detail regarding the distribution thresholds applicable to the Profits Units, see the footnotes to the “Outstanding Equity Awards at Fiscal Year-End Table" below).
LTIP. As noted above, prior to the Offering, our NEOs generally received long-term incentive compensation in the form of Profits Units. However, due to Mr. Herr’s historical participation in the Amended and Restated Weber-Stephen Products LLC Management Incentive Compensation Plan (the “LTIP”), Mr. Herr instead participated in the LTIP in 2021.
The purpose of the LTIP was to enhance the Company’s performance through the efforts of certain key executives and management personnel by providing them with long-term incentive compensation opportunities based on the achievement of specific performance criteria, and which compensation opportunities were also tied to the value of the Company over time.
Under the LTIP, participants were eligible to receive an award each year based on the achievement of certain corporate performance goals over a three-year performance period. A participant’s target award value under the LTIP was equal to his or her base salary multiplied by a multiplier, with a threshold award value and a maximum award value. At the beginning of the applicable performance period, a participant’s target award value was converted into a target number of “Unit Interests,” which were phantom equity interests that corresponded to a common unit of Weber-Stephen Products LLC. The target number of Unit Interests that a participant received was determined by dividing the participant’s target award value by three, and then dividing that value by the per Unit Interest value (which is determined in accordance with a formula set forth in the LTIP) as of the beginning of the applicable performance period.
The number of Unit Interests that a participant earned was determined based on performance during the applicable performance period. Earned Unit Interests were then settled in cash on a future date based on the per Unit Interest value at that time. During the time that the earned Unit Interests were held, the holder was entitled to cash payments per Unit Interest equal to any cash distributions received by holders of common units of Weber-Stephen Products LLC.
In connection with the Offering, (i) all vested LTIP awards were replaced with vested RSUs and (ii) in order to resolve issues associated with maintaining unvested LTIP awards under their current terms following the Offering, all unvested LTIP awards were replaced with time vesting RSUs (with the number of RSUs determined based on the level at which the performance vesting terms had been tracking under the existing unvested LTIP awards) (such replacement awards under (i) and (ii), collectively, the “Replacement Awards”). The Replacement Awards will settle on the same schedule as the LTIP awards and, once vested, will receive dividend equivalents at the same time that our stockholders receive dividends. We do not intend to grant additional awards under the LTIP.
Post-Offering Equity Awards
Omnibus Incentive Plan. In connection with the Offering, we adopted the Weber Inc. Omnibus Incentive Plan (the “Incentive Plan”). The Incentive Plan provides for the grant of equity-based awards to our employees, consultants and non-employee directors.
Administration. The Incentive Plan is administered by the Compensation Committee, unless another committee is designated by the Board (such administrator, the “Committee”). The Committee has the authority to, among other actions, determine eligible

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Compensation Discussion and Analysis
participants, the types of awards to be granted, the number of shares covered by any awards, the terms and conditions of any awards (and to amend any terms and conditions) and the methods by which awards may be settled, exercised, cancelled, forfeited or suspended.
Shares Reserved; Adjustments. The maximum number of shares of our Class A common stock available for issuance under the Incentive Plan may not exceed in the aggregate 22,694,608 shares, subject to adjustment as described below. Any shares underlying substitute awards and shares remaining available for grant under a plan of an acquired company will not reduce the number of shares available under the Incentive Plan, and any shares underlying awards that are forfeited, cancelled, expired, terminated or are otherwise lapsed, in whole or in part, will become available for future grant under the Incentive Plan.
In the event of certain changes in our corporate structure, including any extraordinary dividend or other distribution, recapitalization, stock split, reorganization, merger, consolidation, spin-off, or other similar corporate transaction or event affecting our Class A common stock, or changes in applicable laws, regulations or accounting principles, the Committee will make appropriate adjustments to prevent undue enrichment or harm to the number and type of shares available for issuance, the number and type of shares subject to awards, and to the grant, purchase, exercise or hurdle price for any award.
Non-Employee Director Limits. Under the Incentive Plan, the maximum number of shares of our Class A common stock subject to an award granted during a single fiscal year to any non-employee director, taken together with any cash fees paid during the fiscal year, in respect of the director’s service as a member of the Board during such year, shall not exceed $750,000 in total value.
Stock Options. The Incentive Plan permits the grant of incentive stock options to employees and/or nonstatutory stock options to all eligible participants. The exercise price of stock options may not be less than the fair market value of our Class A common stock on the grant date. Each stock option agreement will set forth the vesting schedule of the options and the term of the options, which may not exceed 10 years. The Committee will determine the method of payment of the exercise price. To the extent a stock option is not previously exercised as to all of the shares of our Class A common stock subject thereto, and, if the fair market value of one share of our Class A common stock is greater than the exercise price then in effect, then the stock option shall be deemed automatically exercised immediately before its expiration.
Stock Appreciation Rights. The Incentive Plan permits the grant of stock appreciation rights, which entitle the holder to receive shares of our Class A common stock or cash having an aggregate value equal to the appreciation in the fair market value of our Class A common stock between the grant date and the exercise date, times the number of shares of our Class A common stock subject to the award. The exercise price of stock appreciation rights may not be less than the fair market value of our Class A common stock on the date of grant. To the extent a stock appreciation right is not previously exercised as to all of the shares of our Class A common stock subject thereto, and, if the fair market value of one share of our Class A common stock is greater than the exercise price then in effect, then the stock appreciation right shall be deemed automatically exercised immediately before its expiration.
Restricted Stock and RSUs. The Incentive Plan permits the grant of restricted stock and RSUs. Restricted stock awards are grants of shares of our Class A common stock, subject to certain conditions and restrictions as specified in the applicable award agreement. RSUs represent the right to receive shares of our Class A common stock (or a cash amount equal to the value of our Class A common stock) on future specified dates. The Committee will determine the form or forms in which payment of the amount owing upon settlement of an RSU may be made.

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Compensation Discussion and Analysis
Performance Awards. The Incentive Plan permits the grant of performance awards which are payable upon the achievement of performance goals determined by the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a performance award.
Other Stock-Based Awards. The Incentive Plan permits the grant of other stock-based awards, the terms and conditions of which will be determined by the Committee and specified in the applicable award agreement.
Termination of Service. In the event of a participant’s termination of service, as defined in the Incentive Plan, the Committee may determine the extent to which an award may be exercised, settled, vested, paid or forfeited prior to the end of a performance period, or the vesting, exercise or settlement of such award.
Change in Control. In the event of a change in control, as defined in the Incentive Plan, the Committee may take certain actions with respect to outstanding awards, including the continuation or assumption of awards, substitution or replacement of awards by a successor entity, acceleration of vesting and lapse of restrictions, determination of the attainment of performance conditions for performance awards or cancellation of awards in consideration of a payment.
Dissolution or Liquidation. In the event of the dissolution or liquidation of our company, each award will be terminated immediately prior to the consummation of such action, unless otherwise determined by the Committee.
No Repricing. Except pursuant to an adjustment by the Committee permitted under the Incentive Plan, no action may directly or indirectly reduce the exercise or hurdle price of any award established at the time of grant without stockholder approval.
Plan Amendment or Termination. The Committee has the authority to amend, suspend, discontinue or terminate the Incentive Plan, provided that no such action may be taken without stockholder approval if the approval is necessary to comply with a tax or regulatory requirement or other applicable law for which the Committee deems it necessary or desirable to comply. No amendment may in general adversely and materially affect a participant’s rights under any award without such participant’s written consent.
Term of the Plan. No awards may be granted under the Incentive Plan after the Board terminates the plan, the maximum number of shares available for issuance has been issued or 10 years from the effective date, whichever is earlier.
D.OTHER BENEFITS AND PERQUISITES
We provide the following benefits to our executive officers on the same basis as other eligible employees:
•health, dental and vision insurance;
•vacation, paid holidays and sick days;
•life insurance;
•short-term and long-term disability;
•employee stock purchase plan; and
•a 401(k) plan with matching contributions.

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Compensation Discussion and Analysis
In addition, we provide the following supplemental benefits to our executive officers:
•an annual executive physical;
•financial and tax planning services; and
•supplemental life and disability insurance.
We believe these benefits are generally consistent with those of companies with which we compete for executive talent.
E.EMPLOYMENT ARRANGEMENTS AND SEVERANCE
We are party to employment agreements with each of our NEOs, which (other than for Mr. Herr) were entered into in connection with the Offering and provide for certain severance entitlements in connection with a qualifying termination of employment, including (other than for Mr. Herr) certain enhanced severance entitlements upon a qualifying termination in connection with a change in control. We believe these severance entitlements are generally consistent with those of companies with which we compete for executive talent.
In addition, we are party to a retention agreement with Mr. Herr that provides for the payment of certain retention bonuses subject to his continued employment through the applicable retention dates. This agreement was entered into in order to bring Mr. Herr’s compensation in line with our other NEOs given that he was not granted Profits Units.
The terms of the employment agreements with our NEOs and the retention agreement with Mr. Herr are described in “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Arrangements” below.
F.STOCK-RELATED POLICIES
Practices Regarding Granting of Options. The Compensation Committee intends to maintain a practice of making all option grants to executive officers on a single date each year. The Compensation Committee will review and approve individual option grants to executives.
While most of our option awards to NEOs will be made pursuant to our annual grant program, the Compensation Committee and Board retain the discretion to make additional awards of options or other equity awards to executives at other times for recruiting or retention purposes. We do not have any program, plan or practice to time “off-cycle” awards in coordination with the release of material non-public information.
All option awards made to our NEOs, or any of our other employees, are made pursuant to our Incentive Plan. The exercise price of options under the Incentive Plan is set at the closing trading price on the date of grant. We do not have any program, plan or practice of awarding options and setting the exercise price based on the closing stock price on a date other than the grant date, and we do not have a practice of determining the exercise price of option grants by using average prices (or lowest prices) of our common stock in a period preceding, surrounding or following the grant date. All grants to NEOs are approved by the Compensation Committee.
No Derivative or Short Sale Transactions or Pledging Shares. Employees and directors are prohibited from engaging in any derivative transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s

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Compensation Discussion and Analysis
equity securities. The Company also prohibits directors and employees from shorting the Company’s stock. The Company also prohibits employees and directors from pledging Company securities in any circumstance, including by purchasing Company securities on margin or holding Company securities in a margin account. These policies are designed to ensure compliance with relevant SEC regulations, including insider trading rules.
Clawback Provisions. We maintain clawback provisions relating to equity awards. Such awards for an employee are forfeited upon a termination for cause or a breach of non-competition, non-solicitation, confidentiality or other restrictive covenants that may apply to such employee. Each of our NEOs is subject to restrictive covenants (as described below) which are implicated by these clawback provisions.
G.EMPLOYEE STOCK PURCHASE PLAN
In connection with the Offering, we adopted the Weber Inc. Employee Stock Purchase Plan (the “ESPP”). The ESPP provides our employees and employees of participating subsidiaries (including the NEOs) with an opportunity to acquire a proprietary interest in our Company through the purchase of shares of our Class A common stock at a discounted price. The purpose of the plan is to encourage our employees to purchase stock and become Stockholders. The plan allows participants to buy Weber stock at a 15% discount to the market price. Initially, the ESPP is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code (the "Code"). From and after such date as the Compensation Committee, in its discretion, determines that the ESPP is able to satisfy the requirements under Section 423 of the Code and that it will operate the ESPP in accordance with such requirements, the ESPP will be intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and the ESPP will be interpreted in a manner that is consistent with that intent.
H.EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information regarding the Incentive Plan, ESPP and outstanding Profits Units as of September 30, 2021.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (#)(A)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS ($)(B)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN(A)) (#)(C)

Equity compensation plans approved by security holders
Incentive Plan	2,863,085(2)	—	19,831,523
ESPP	—	—	9,077,843
Equity compensation plans not approved by security holders
Profits Units	8,674,163(3)	8.09	0
Total	11,537,248	—	28,909,366
(a)This does not take into account RSUs, which have no exercise price.
(b)This amount reflects shares of Class A common stock associated with outstanding RSUs.
(c)This amount reflects the number of shares of Class A common stock that would be issuable upon the exercise and exchange of outstanding Profits Units based on the closing price of our Class A common stock on September 30, 2021, which was $17.59 per share,

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Compensation Discussion and Analysis
A.TAX AND ACCOUNTING CONSIDERATIONS
As a general matter, we review and consider the various tax and accounting implications of compensation programs we utilize.
Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows public companies a tax deduction for compensation in excess of $1,000,000 paid to their chief executive officer, their chief financial officer and the three other most highly compensated executive officers (excluding the chief executive officer or the chief financial officer). Section 162(m) applies to corporations with any class of common equity securities required to be registered under Section 12 of the Securities and Exchange Act of 1934. While the Company may take account of the implications of Section 162(m) among all factors reviewed in making compensation decisions, the Company will not limit compensation to those levels or types of compensation that will be deductible if it determines that a certain level of compensation is consistent with its philosophy and is in our and the stockholders’ best interests. Accordingly, some portion of the compensation paid to a Company executive may not be tax deductible by us under Section 162(m).

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Executive Compensation
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
The table below presents compensation information for individuals who served as our CEO and CFO during fiscal 2021 and for each of the other three most highly-compensated individuals who were serving as executive officers at the end of fiscal 2021. It is important to note that the information required by the Summary Compensation Table does not necessarily reflect the target or actual compensation for our NEOs in 2021 or 2020.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)(1)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(2)	ALL OTHER COMPENSATION ($)(3)	TOTAL ($)

Chris M. Scherzinger Chief Executive Officer	2021	745,000	0	0	1,341,000	39,508	2,125,508
	2020	708,000	35,000	0	1,416,000	26,825	2,185,825
William J. Horton Chief Financial Officer	2021	475,860	0	427,890	856,548	13,169	1,773,467
	2020	455,050	21,000	0	910,100	19,274	1,405,424
Hans-Jürgen Herr(4) President Emeritus and EVP -Growth Projects, EMEA	2021	577,583	0	4,971,843	1,039,650	25,620	6,614,696
	2020	558,790	1,219,296	294,882	1,136,524	26,208	3,235,700
Troy J. Shay(5) CEO of 1952 Ventures and Chief Growth Officer	2021	486,160	0	0	875,088	19,536	1,380,784
	2020	464,133	23,000	0	928,266	18,773	1,434,172
Mary A. Sagripanti(6) Chief Marketing Officer	2021	254,641	225,000(7)	3,756,757	540,000	15,386	4,791,784

(1)Amounts in this column reflect, for 2021, as computed in accordance with ASC Topic 718, (i) for Mr. Horton, a supplemental grant of Profits Units, (ii) for Mr. Herr, (x) an award granted under the LTIP in respect of the performance period beginning on October 1, 2020 and ending on September 30, 2023, which had a grant date fair value of $298,750 based on target performance, which was the probable outcome of the performance conditions as of the grant date (and which, if earned at the maximum payout level, would have a grant date fair value of $597,500), which award was subsequently replaced by the Replacement Awards noted below and (y) Replacement Awards, which replaced historical Weber-Stephen Products LLC LTIP awards earned over 8 fiscal years by Mr. Herr, granted between fiscal year 2014-2021 which had an aggregate incremental fair value on the grant date of $4,673,093 and (iii) for Ms. Sagripanti, a sign-on grant of Profits Units with a three-year vesting schedule (in each case, as described in more detail under “—Long-Term Incentive Compensation” above). For a discussion of valuation assumptions used to determine the grant date fair value of the foregoing Profits Unit grants, LTIP award and Replacement Awards, see Note 14 to our audited consolidated financial statements for the year ended September 30, 2021 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 14, 2021.
(2)Amounts in this column reflect, for 2021, bonuses approved under the AICP (as described in more detail under “—Annual Incentive Compensation” above), which consist of (i) for Mr. Scherzinger, $745,000 paid in cash and $596,000 awarded in RSUs, (ii) for Mr. Horton, $475,860 paid in cash and $380,688 awarded in RSUs, (iii) for Mr. Herr, $577,583 paid in cash and $462,067 awarded in RSUs, (iv) for Mr. Shay, $486,160 paid in cash and $388,928 awarded in RSUs and (v) for Ms. Sagripanti, $300,000 paid in cash and $240,000 awarded in RSUs. In each case, the RSUs were granted on December 8, 2021 and will vest on February 18, 2022, subject to continued employment through such date.

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Executive Compensation
(3)Amounts in this column reflect, for 2021, the following amounts:

NAME	401(k) CONTRIBUTION ($)(a)	TAX PREPARATION AND FINANCIAL PLANNING ($)(b)	ANNUAL PHYSICAL ($)(c)	SUPPLEMENTAL LIFE INSURANCE AND DISABILITY ($)(d)	AUTOMOBILE ($)(e)	LEGAL FEES ($)(f)

Chris M. Scherzinger	8,700	9,265	6,284	5,993	—	9,266
William J. Horton	2,974	4,550	—	5,645	—	—
Hans-Jürgen Herr	—	—	—	6,750	18,870	—
Troy J. Shay	4,281	7,324	4,295	3,636	—	—
Mary A. Sagripanti	6,000	7,330	—	2,056	—	—
a.401(k) Contribution: Reflects employer contributions made under our 401(k) plan.
b.Tax Preparation and Financial Planning: Reflects the cost of tax preparation and financial planning services offered to certain of our NEOs, which are reimbursed by the Company.
c.Annual Physical: Reflects the cost of an annual physical offered to certain of our NEOs, which is reimbursed by the Company.
d.Supplemental Life Insurance and Disability: Reflects the cost of supplemental life insurance and, other than for Mr. Herr, disability benefits provided by the Company.
e.Automobile: Reflects the cost of an automobile provided to Mr. Herr.
f.Legal Fees: Reflects reimbursement of legal fees incurred by Mr. Scherzinger in connection with the negotiation of his New Employment Agreement (as defined below).
(4) Mr. Herr’s compensation was paid in Euros (“EUR”). For purposes of this table, amounts have been converted from EUR to US Dollars (“USD”) by using the exchange rate of 1.1574, which was in effect as of September 30, 2021. Mr. Herr became President Emeritus and Executive Vice President - Growth Projects, EMEA on December 1, 2021. Prior to that, he served as President, EMEA.
(5) Mr. Shay became CEO of 1952 Ventures LLC and Chief Growth Officer on December 1, 2021. Prior to that, he served as President and Chief Commercial Officer.
(6) Ms. Sagripanti joined the Company on February 17, 2021.
(7) This amount represents a sign-on bonus paid to Ms. Sagripanti.
GRANTS OF PLAN-BASED AWARDS TABLE
The following table sets forth information with respect to plan-based awards granted to our NEOs during our fiscal year ended September 30, 2021.

NAME	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(3)
		THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

Chris M. Scherzinger	—	372,500	745,000	1,490,000	—	—	—	—	—
William J. Horton	—	237,930	475,860	951,720	—	—	—	—	—
	4/1/2021							154,929(4)	427,890
Hans-Jürgen Herr(5)	—	288,791	577,583	1,155,166	—	—	—	—	—
	10/1/2020	—	—	—	37	74	148	—	298,750
	9/30/2021	—	—	—	—	—	—	327,798(6)	4,673,093(7)

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Executive Compensation

Troy J. Shay	—	243,080	486,160	972,320	—	—	—	—	—
Mary A. Sagripanti	—	150,000	300,000	600,000	—	—	—	—	—
	4/1/2021	—	—	—	—	—	—	1,239,4794)	3,756,757(8)
(1)Amounts in these columns reflect the threshold, target and maximum payouts under the AICP in respect of 2021 performance. Actual payouts under the AICP in respect of 2021 performance are set forth in the Summary Compensation Table above under the column “Non-Equity Incentive Plan Compensation.”
(2)Amounts in these columns reflect the threshold, target and maximum number of Unit Interests under the LTIP in respect of the performance period beginning on October 1, 2020 and ending on September 30, 2023. As noted above, in connection with the Offering, all LTIP awards were replaced with Replacement Awards.
(3)Amounts in this column reflect the grant date fair value or incremental fair value, as applicable (including, for Mr. Herr’s LTIP award, based on target performance, which was the probable outcome of the performance conditions as of the grant date), as computed in accordance with ASC Topic 718. For a discussion of valuation assumptions used to determine the grant date fair value or incremental fair value, as applicable, of the foregoing LTIP awards, Replacement Awards, and Profits Units, see Note 14 to our audited consolidated financial statements for the year ended September 30, 2021 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 14, 2021.
(4)These amounts reflect grants of Profits Units (for more detail regarding the vesting terms applicable to the Profits Units, see the footnotes to the “Outstanding Equity Awards at Fiscal Year-End Table" below).
(5)Mr. Herr’s bonus under the AICP is paid in EUR. For purposes of this row, amounts have been converted from EUR to USD by using the exchange rate of 1.1574, which was in effect as of September 30, 2021.
(6)This amount reflects the number of RSUs underlying Replacement Awards held by Mr. Herr, including (i) 157,048 vested RSUs and (ii) 170,750 unvested RSUs, 96,014 of which will vest on September 30, 2022 and 74,736 of which will vest on September 30, 2023, in each case subject to Mr. Herr’s continued employment through the applicable vesting date. A portion of these RSUs was reported prior to the grant date on a Form 4 filed with the SEC.
(7)This amount represents the aggregate incremental fair value on the grant date of Replacement Awards, which replaced historical Weber-Stephen Products LLC LTIP awards earned over 8 years by Mr. Herr and granted between fiscal year 2014-2021.
(8)This amount represents a sign-on grant for Ms. Sagripanti of Profits Units with a three-year vesting schedule.
NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE
A.EMPLOYMENT ARRANGEMENTS
Named Executive Officers Other than Hans-Jurgen Herr
In connection with the Offering, each of our NEOs (other than Mr. Herr) entered into a new employment agreement (in each case, a “New Employment Agreement”). Each of the New Employment Agreements provides for (i) an initial base salary (which is $925,000 for Mr. Scherzinger (though this base salary increase was deferred until October 1, 2021), $475,860 for Mr. Horton, $486,160 for Mr. Shay and $400,000 for Ms. Sagripanti), (ii) an annual target cash bonus opportunity (which is 100% of base salary for Messrs. Scherzinger, Horton and Shay and 75% of base salary for Ms. Sagripanti), (iii) eligibility to receive equity awards under the Incentive Plan, (iv) participation in our retirement and health and welfare benefits, (v) for Mr. Scherzinger, reimbursement of up to $25,000 in attorneys’ fees incurred in connection with negotiating his New Employment Agreement, (vi) for Ms. Sagripanti, (x) a $450,000 sign-on bonus (50% of which was paid on February 17, 2021 and 50% of which is payable on February 17, 2022, subject to continued employment through such date) and (y) reimbursement for certain expenses in connection with her relocation to the Chicago area and (vi) certain payments and benefits in connection with a qualifying termination of employment or change in control.
For a description of the payments and benefits our NEOs (other than Mr. Herr) would be entitled to receive under the New Employment Agreements in connection with a qualifying termination of employment or change in control, see “Potential Payments Upon Termination or Change in Control” below.

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Executive Compensation
Hans Jurgen Herr
Mr. Herr is party to an employment agreement with the Company, dated December 9, 2010 (the “Herr Agreement”). The Herr Agreement provides for (i) an initial base salary of 260,000 EUR (which has since been increased to 499,035 EUR), (ii) eligibility for an annual cash bonus (which currently has a target equal to 100% of base salary), (iii) a company car for business and personal use and (iv) a life insurance policy. The Herr Agreement requires twelve (12) months’ prior written notice by either party in order to terminate, unless Mr. Herr is terminated for cause (which is not specifically defined but does include, at a minimum, a breach of his obligations regarding confidentiality and scope of duties).
In addition, Mr. Herr is party to a retention bonus agreement with the Company, dated October 9, 2019, the (“Retention Agreement”). The Retention Agreement provides that Mr. Herr will be paid (i) an initial retention bonus of 1,040,000 EUR on September 30, 2020 (which has been paid to him) and (ii) a second retention bonus of 1,320,000 EUR on September 30, 2022 (subject to his continued employment through such date), provided that if he resigns for any reason or is terminated for cause prior to September 30, 2023, he will be required to repay such retention bonus.
For a description of the payments and benefits Mr. Herr would be entitled to receive under the Herr Agreement and the Retention Agreement in connection with a qualifying termination of employment, see “Potential Payments Upon Termination or Change in Control” below.
B.RETIREMENT BENEFITS
We maintain a tax-qualified defined contribution plan (the “401(k) Plan”) in which U.S.-based employees of the Company, including our U.S.-based NEOs, are eligible to participate. Under the 401(k) Plan, participants may defer a portion of their annual compensation on a pre-tax basis. In addition, the Company makes matching employer contributions to the 401(k) Plan at the Company’s election. During our fiscal year ended September 30, 2021, all of our NEOs other than Mr. Herr (who is based in Germany and is not eligible to participate in the 401(k) Plan) participated in the 401(k) Plan.
C.RESTRICTIVE COVENANTS
Messrs. Scherzinger, Horton, and Shay and Ms. Sagripanti are each subject to 12-month post-termination (or, in the case of Mr. Scherzinger, 24-month post-termination) non-competition restrictions, 12-month post-termination customer and employee non-solicitation restrictions, perpetual confidentiality restrictions and invention assignment restrictions. Mr. Herr, who is based in Germany, is subject to perpetual confidentiality restrictions, and non-competition restrictions that apply during the 12-month notice period in connection with a termination of his employment pursuant to the Herr Agreement.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
The following table sets forth information concerning outstanding equity awards for our NEOs as of the end of our fiscal year ended September 30, 2021.

NAME	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)

Chris M. Scherzinger	4,143,194(2)	41,404,327
William J. Horton	1,449,832(3)	14,284,561

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Executive Compensation

Hans-Jürgen Herr	170,750(4)	3,003,493
Troy J. Shay	1,450,101(5)	14,515,515
Mary A. Sagripanti	1,239,479(6)	10,229,883
(1)The amounts shown are based on the closing price of our Class A common stock on September 30, 2021, which was $17.59 per share. Each Profits Unit is convertible into a number of shares of Class A common stock based on the intrinsic value of the Profits Units on the date of conversion.
(2)This amount reflects Profits Units, which vest in two equal installments on April 22, 2022 and April 21, 2023, in each case subject to Mr. Scherzinger’s continued employment through the applicable vesting date. One third of the Profits Units have a per unit distribution threshold of $5.88, one third of the Profits Units have a per unit distribution threshold of $7.60, and one third of the Profits Units have a per unit distribution threshold of $9.31.
(3)This amount reflects Profits Units, which vest in two equal installments on June 18, 2022 and June 18, 2023, in each case subject to Mr. Horton’s continued employment through the applicable vesting date. 448,849 of the Profits Units have a per unit distribution threshold of $5.87, 448,849 of the Profits Units have a per unit distribution threshold of $7.58, 448,849 of the Profits Units have a per unit distribution threshold of $9.29, and 103,285.7 of the Profits Units have a per unit distribution threshold of $9.79.
(4)This amount reflects RSUs underlying Replacement Awards, 96,014 of which will vest on September 30, 2022 and 74,736 of which will vest on September 30, 2023, in each case subject to Mr. Herr’s continued employment through the applicable vesting date.
(5)This amount reflects Profits Units, which vest in two equal installments on July 9, 2022 and July 9, 2023, in each case subject to Mr. Shay’s continued employment through the applicable vesting date. One third of the Profits Units have a per unit distribution threshold of $5.87, one third of the Profits Units have a per unit distribution threshold of $7.58, and one third of the Profits Units have a per unit distribution threshold of $9.29.
(6)This amount reflects Profits Units, which vest in three equal installments on March 31, 2022, March 31, 2023 and March 31, 2024, in each case subject to Ms. Sagripanti’s continued employment through the applicable vesting date. 826,319 of the Profits Units have a per unit distribution threshold of $9.11 and 413,160 of the Profits Units have a per unit distribution threshold of $9.79.
OPTION EXERCISES AND STOCK VESTED TABLE
The following table sets forth information concerning stock options exercised and stock awards vested for our NEOs during our fiscal year ended September 30, 2021, which includes Profits Units held by the NEOs.

STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)
Chris M. Scherzinger	2,071,597(1)	13,265,129(2)
William J. Horton	724,916(3)	4,539,831(2)
Hans-Jürgen Herr	157,048(4)	2,762,474(5)
Troy J. Shay	725,050(6)	4,654,825(2)
(1)This amount reflects the number of Mr. Scherzinger’s Profits Units that vested on April 22, 2021.
(2)There was no public market for the Profits Units at the time of vesting. Therefore, this amount is based on the Offering price of $14.00 per share.
(3)This amount reflects the number of Mr. Horton’s Profits Units that vested on June 18, 2021.
(4)This amount reflects the number of RSUs underlying Mr. Herr’s Replacement Awards that vested in 2021. These RSUs are subject to deferred settlement terms as further described below under Retirement and Non-Qualified Defined Benefit Contribution and Deferred Compensation Plans."
(5)This amount is based on the closing price of our Class A common stock on the applicable vesting date.
(6)This amount reflects the number of Mr. Shay’s Profits Units that vested on July 9, 2021.

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Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans
RETIREMENT AND
NON-QUALIFIED DEFINED CONTRIBUTION AND DEFERRED COMPENSATION PLANS
The following table contains information with respect to the participation of our NEOs in the Company’s unfunded cash deferred compensation plans that provide for the deferral of compensation on a basis that is not tax-qualified, as of the end of our fiscal year ended September 30, 2021. None of our NEOs received pension benefits during our fiscal year ended September 30, 2021.

Name	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($)(1)	AGGREGATE BALANCE AT LAST FYE ($)(2)

Hans-Jürgen Herr	2,762,474	2,762,474
(1)As noted in the “Option Exercises and Stock Vested Table,” amounts in this column reflect the value of RSUs vested in respect of Replacement Awards, with the value determined based on the closing price of our Class A common stock as of the vesting date. Pursuant to elections made by Mr. Herr, the RSUs underlying Mr. Herr’s Replacement Awards settle in our Class A common stock either (i) on the tenth anniversary following the vesting date of the applicable predecessor LTIP award or (ii) in four equal annual installments beginning on the second anniversary following the vesting date of the applicable predecessor LTIP award.
(2)Amounts in this column are based on the closing price of our Class A common stock on September 30, 2021, which was $17.59 per share.
RSUs that are vested in respect of Replacement Awards are settled, at the election of the holder, either (i) in four equal annual installments beginning on the second anniversary following the vesting date or (ii) in a lump sum on the tenth anniversary of the first day of the vesting period. Notwithstanding the foregoing, (i) upon a change in control (as defined in the Incentive Plan), the RSUs will be settled within thirty days following such change in control, (ii) upon a termination due to death or disability, the RSUs will be settled on October 1 next following such death or disability, (iii) upon a termination for any other reason other than for cause (as defined in the applicable award agreement), the RSUs will be settled on the first anniversary following such termination and (iv) upon a termination for cause (or if the Company determines that the holder could have been terminated for cause) or the holder’s breach of any restrictive covenants, the RSUs will be forfeited.

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Potential Post-Employment Payments
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The below table sets forth information regarding contractual payments that would be made to our NEOs upon the occurrence of certain termination and/or change in control events. In estimating the value of such payments, the table assumes that the NEO’s employment was terminated (or, in Mr. Herr’s case, notice of termination was given) and/or the applicable change in control occurred, in each case on September 30, 2021.

	TRIGGERING EVENT
NAME	TERMINATION WITHOUT CAUSE AND/OR RESIGNATION FOR GOOD REASON ($)(1)	TERMINATION WITHOUT CAUSE AND/OR RESIGNATION FOR GOOD REASON FOLLOWING A CHANGE IN CONTROL ($)(2)	TERMINATION DUE TO DEATH OR DISABILITY ($)(3)	CHANGE IN CONTROL ($)(4)
Chris M. Scherzinger	2,248,972	2,919,792	—	41,404,327
William J. Horton	965,512	1,399,752	—	14,284,561
Hans-Jürgen Herr	2,112,201	—	3,767,337	3,003,493
Troy J. Shay	986,112	1,428,218	—	14,515,515
Mary A. Sagripanti	713,792	713,792		10,653,833
(1)Amounts in this column reflect the following amounts, which are payable upon a termination without cause or (other than for Mr. Herr) a resignation for good reason:
•Mr. Scherzinger: (i) $1,490,000 in salary continuation, payable over 24 months, (ii) $745,000, reflecting a target bonus for the year of termination and (iii) $13,792, reflecting the estimated subsidy associated within 12 months of continued health benefits at active employee rates.
•Mr. Horton: (i) $475,860 in salary continuation, payable over 12 months, (ii) $475,860, reflecting a target bonus for the year of termination and (iii) $13,792, reflecting the estimated subsidy associated within 12 months of continued health benefits at active employee rates.
•Mr. Herr: Two times base salary and bonus, calculated on the basis of the average of salary and bonus payments made to him in the last three calendar years prior to calendar year 2021. This amount is paid in EUR, and therefore this amount has been converted from EUR to USD by using the exchange rate of 1.1574, which was in effect as of September 30, 2021.
•Mr. Shay: (i) $486,160 in salary continuation, payable over 12 months, (ii) $486,160, reflecting a target bonus for the year of termination and (iii) $13,792, reflecting the estimated subsidy associated with 12 months of continued health benefits at active employee rates.
•Ms. Sagripanti: (i) $400,000 in salary continuation, payable over 12 months, (ii) $300,000, reflecting a target bonus for the year of termination and (iii) $13,792, reflecting the estimated subsidy associated with 12 months of continued health benefits at active employee rates.
(2)Amounts in this column reflect the following amounts, which are payable upon a termination without cause or a resignation for good reason within 24 months following a change in control:
•Mr. Scherzinger: (i) a lump sum amount of $1,490,000, which equals two years of base salary, (ii) $1,416,000, reflecting the annual AICP bonus that Mr. Scherzinger earned in respect of 2020 performance and (iii) $13,792, reflecting the estimated subsidy associated within 12 months of continued health benefits at active employee rates.
•Mr. Horton: (i) a lump sum amount of $475,860, which equals one year of base salary, (ii) $910,100, reflecting the annual AICP bonus that Mr. Horton earned in respect of 2020 performance and (iii) $13,792, reflecting the estimated subsidy associated within 12 months of continued health benefits at active employee rates.
•Mr. Shay: (i) a lump sum amount of $486,160, which equals one year of base salary, (ii) $928,266, reflecting the annual AICP bonus that Mr. Shay earned in respect of 2020 performance and (iii) $13,792, reflecting the estimated subsidy associated within 12 months of continued health benefits at active employee rates.

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Potential Post-Employment Payments
•Ms. Sagripanti: (i) a lump sum amount of $400,000, which equals one year of base salary, (ii) $300,000, reflecting a target bonus for the year of termination and (iii) $13,792, reflecting the estimated subsidy associated within 12 months of continued health benefits at active employee rates.
(3)Amounts in this column reflect, for Mr. Herr: (i) $763,884, reflecting the pro-rated retention bonus that Mr. Herr (or his beneficiaries) would be entitled to upon a termination due to death or disability under the Retention Agreement, which would be paid in EUR (and therefore, for purposes of this table, it has been converted from EUR to USD by using the exchange rate of 1.1574, which was in effect as of September 30, 2021) and (ii) $3,003,493, reflecting the value of the unvested RSUs underlying his Replacement Awards, which fully vest upon a termination due to death or disability, calculated based on the closing price of our Class A common stock on September 30, 2021.
(4) Amounts in this column reflect the following:
•Messrs. Scherzinger, Horton and Shay: The value of their unvested Profits Units, which fully vest upon a change in control (as defined in the Incentive Plan), subject to continued employment through such event, calculated based on the closing price of our Class A common stock on September 30, 2021.
•Mr. Herr: The value of the unvested RSUs underlying his Replacement Awards, which fully vest upon a change in control (as defined in the Incentive Plan), subject to continued employment through such event, calculated based on the closing price of our Class A common stock on September 30, 2021.
•Ms. Sagripanti: (i) $10,229,833, reflecting the value of her unvested Profits Units, which fully vest upon a change in control (as defined in the Incentive Plan), subject to her continued employment through such event and (ii) $424,000 , reflecting a cash payment that she would be entitled to upon a change in control (as defined in the Incentive Plan) at a total equity valuation of less than $4 billion.
SEVERANCE AND CHANGE IN CONTROL BENEFITS UNDER EMPLOYMENT ARRANGEMENTS
NAMED EXECUTIVE OFFICERS OTHER THAN HANS-JÜRGEN HERR
For our NEOs other than Mr. Herr, pursuant to the New Employment Agreements, if their employment is terminated by the Company without cause or by them for good reason (each as defined in the New Employment Agreements), they will be entitled to receive, subject to their execution of a general release of claims, (i) 12 months (or, in the case of Mr. Scherzinger, 24 months) of salary continuation (ii) a lump sum pro rata target annual bonus for the year of termination and (iii) 12 months of continued participation in the Company’s health plan at active employee rates. In addition, if their employment is terminated by the Company without cause or by them for good reason within 24 months following a change in control (as defined in the Incentive Plan), they will be entitled to receive, subject to their execution of a general release of claims, (i) a lump sum payment equal to 12 months (or, in the case of Mr. Scherzinger, 24 months) of base salary, (ii) an amount equal to the greater of (x) the annual bonus that they earned for the year prior to the year of termination and (y) their target annual bonus, (iii) 12 months of continued participation in the Company’s health plan at active employee rates and (iv) full vesting of any equity awards held by them (provided that any performance-based equity awards will vest at “target” level). In addition, in order to better align Ms. Sagripanti’s incentives with those of the rest of the executive team, in the event of a change in control (as defined in the Incentive Plan) at a total equity valuation of less than $4 billion in either fiscal year 2021 or 2022, she will receive a cash payment equal to $424,000.
HANS-JÜRGEN HERR
Pursuant to the Herr Agreement, if Mr. Herr’s employment is terminated by the Company without cause, Mr. Herr will be entitled to receive a lump sum payment equal to two times base salary and bonus, calculated on the basis of the average of salary and bonus payments made in the last three calendar years prior to the delivery of the notice of termination.
In addition, pursuant to the Retention Agreement, if Mr. Herr’s employment is terminated due to death or disability, he (or his beneficiaries) will be entitled to the second retention bonus of 1,320,000 EUR that is otherwise payable thereunder on September 30, 2022, pro-rated based on the number of days that he was employed during the period from September 1, 2019 through September 1, 2023.

Weber Inc.	2022 Proxy Statement	47

Potential Post-Employment Payments
ACCELERATED VESTING OF PROFITS UNITS
Each of the Profits Unit agreements with our NEOs provides that upon a change in control (as defined in the Incentive Plan), any outstanding and unvested Profits Units will become fully vested, subject to the applicable NEO’s continued employment through the date of such change in control.
ACCELERATED VESTING OF REPLACEMENT AWARDS
Each of the Replacement Award agreements with our NEOs provides that upon a change in control (as defined in the Incentive Plan), or upon a termination due to death or disability, any outstanding and unvested RSUs underlying the Replacement Award will vest.

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Proposal 3
PROPOSAL 3

ADVISORY VOTE ON FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION
The SEC rules enable our Stockholders to indicate how frequently we should seek an advisory vote on the compensation of our NEOs, as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on this Proposal 3, Stockholders may indicate whether they would prefer an advisory vote on NEO compensation once every one, two, or three years (or you may abstain).
After careful consideration of this Proposal, our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate option for Weber at this time, and therefore our Board recommends that you vote for a one-year interval for the advisory vote on executive compensation.
In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our Stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our Stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our Stockholders may have different views as to what is the best approach for Weber, and we look forward to hearing from our Stockholders on this Proposal.
You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.
“RESOLVED, that the option of once every one year, two years, or three years that receives a majority of all the votes cast for this resolution will be determined to be the preferred frequency with which Weber Inc. is to hold a stockholder vote to approve the compensation of the NEOs, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).”

YOUR VOTE IS IMPORTANT
The Board recommends a vote for the option of “ONE YEAR” as the frequency with which Stockholders are provided an advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the SEC.

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Proposal 3
The option of one year, two years or three years that receives a majority of all the votes cast by Stockholders will be the frequency for the advisory vote on executive compensation that has been selected by Stockholders. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by Stockholders. However, because this vote is advisory and not binding on the Board or Weber in any way, the Board may decide that it is in the best interests of Weber’s Stockholders and Weber to hold an advisory vote on executive compensation more or less frequently than the option selected by the Stockholders.

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Proposal 4
PROPOSAL 4

RATIFICATION OF ERNST & YOUNG LLP
Ernst & Young LLP has been appointed by the Audit Committee to be the independent registered public accounting firm for us for fiscal year 2022. Ernst & Young LLP was our independent registered public accounting firm for fiscal year 2021. A representative of Ernst & Young LLP is expected to be present at the annual meeting and to have an opportunity to make a statement if they desire to do so. The Ernst & Young LLP representative is also expected to be available to respond to appropriate questions at the meeting.
The Audit Committee has the sole authority to appoint, subject to Stockholder ratification, or replace the independent registered public accounting firm, which reports directly to the Audit Committee, and is directly responsible for the compensation and oversight of the independent registered public accounting firm. On December 6, 2021, the Audit Committee appointed Ernst & Young LLP as our independent auditor for the 2022 fiscal year.
OVERSIGHT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
In the Audit Committee’s oversight of the independent registered public accounting firm and its determination of whether to reappoint the independent registered public accounting firm, our Audit Committee:
•obtains and reviews a report or reports from the Company’s independent auditor:
◦describing the independent auditor’s internal quality-control procedures;
◦describing any material issues raised by (i) the most recent internal quality-control review, peer review or Public Company Accounting Oversight Board (“PCAOB”) review, of the independent auditing firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditing firm; and any steps taken to deal with any such issues;
◦describing all relationships between the independent auditor and the Company consistent with applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence; and
◦assuring that Section 10A of the Securities Exchange Act of 1934 has not been implicated.
YOUR VOTE IS IMPORTANT The Board recommends a vote “FOR” ratification of appointment of Ernst & Young LLP as Weber’s independent registered public accounting firm.

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Proposal 4
•reviews and evaluates the lead audit partner of the independent auditor team(s), as well as other senior members;
•confirms and evaluates the rotation of the audit partners on the audit engagement team as required by law;
•considers whether the independent auditor should be rotated, so as to assure continuing auditor independence; and
•obtains the opinion of management and the internal auditors of the independent auditor’s performance.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TENURE AND ROTATION
As part of the annual auditor engagement process, the Audit Committee considers whether to rotate the independent registered public accounting firm. Ernst & Young LLP rotates its lead audit engagement partner every five years and the Audit Committee has direct and meaningful involvement in the selection of the lead engagement partner. The Audit Committee believes there are significant benefits to having an independent registered public accounting firm with an extensive familiarity with the Company. These include, among others:
•Higher quality audit work and accounting advice due to Ernst & Young LLP's institutional knowledge of the Company’s business and operations, accounting policies and financial systems, and internal control framework;
•Operational efficiencies and a resulting lower fee structure because of Ernst & Young LLP’s familiarity with the Company’s business; and
•Ernst & Young LLP’s capability and expertise to perform an audit of the Company’s financial statements and internal control over financial reporting, given the breadth and complexity of the Company’s business and global footprint.
As a result, the members of the Audit Committee believe that the continued retention of Ernst & Young LLP to serve as our independent registered public accounting firm is in the best interests of our company and its Stockholders. If the Stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee would reconsider its appointment.
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit Fees. The aggregate amount of fees billed to Weber by Ernst & Young LLP for professional services rendered for the audit of our annual consolidated financial statements, statutory audits and for reviews of our financial statements included in our Quarterly Reports on Form 10-Q was approximately $8.5 million in 2021, which included preparation for the Offering, and $1.5 million in 2020.
Audit-Related Fees. The aggregate amount of fees billed to Weber by Ernst & Young LLP for assistance and related services reasonably related to the performance of the audit of our annual consolidated financial statements and for reviews of our financial statements included in our Quarterly Report on Form 10-Q was approximately $0.5 million in 2021 and $0 in 2020. This assistance and related services generally consisted of due diligence consultation on potential acquisition targets.
Tax Fees. The aggregate amount of fees billed to Weber by Ernst & Young LLP for professional services rendered for tax compliance, tax advice, and tax planning was approximately $0.1 million in 2021 and $0.1 million in 2020.

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Proposal 4
All Other Fees. The aggregate amount of all other fees billed to Weber by Ernst & Young LLP for services rendered, and which were not included in “Audit Fees,” “Audit-Related Fees,” or “Tax Fees” above, was approximately $2,000 in 2021 and $2,000 in 2020 for access to accounting research tools.
PREAPPROVAL POLICIES AND PROCEDURES
The Charter of the Audit Committee and policies and procedures adopted by the Audit Committee provide that the Audit Committee shall pre-approve all audit and all permitted non-audit engagements and services (including the fees thereof) by the independent registered public accounting firm (and their affiliates), except that the Audit Committee may delegate its authority to pre-approve services to the Chair of the Audit Committee so long as such designees present any such approvals to the full Audit Committee at the next Audit Committee meeting.
All of the services described above for 2021 and 2020 were pre-approved by the Audit Committee (or the Audit Committee chair) (including, before the Reorganization, Weber-Stephen Products LLC’s audit committee) before Ernst & Young LLP was engaged to render the services.
AUDIT COMMITTEE REPORT
The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee met ten times in 2021 and operates under a written charter last amended by the Board in September 2021, which is posted on our website at weber.investors.com. As provided in the Charter, the Audit Committee’s oversight responsibilities include oversight of the integrity of the Company’s financial statements and effectiveness of the Company's internal controls; the qualifications, independence and performance of the Company’s independent auditor; the performance of the Company’s internal audit function; the Company's compliance with legal and regulatory requirements; the Company's policies and practices with respect to risk assessment and risk management, including with respect to information technology and cybersecurity; and preparing the Audit Committee report or other disclosure that the SEC rules require to be included in the Company’s information circulars, proxy statements and periodic reports. However, management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements to be included in the 2021 Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of our financial reporting and controls.
The Audit Committee reviewed with the independent registered public accounting firm, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality of our financial reporting, and such other matters as are required to be discussed with the Audit Committee under Public Company Accounting Oversight Board Auditing Standard No. 1301 - Communications with Audit Committees.
The Audit Committee has discussed with the independent registered public accounting firm their independence from Weber and its management, including matters in the letter from the independent registered public accounting firm required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence.” The Audit Committee also has considered whether the provision by the independent registered public accounting firm of non-audit professional services is compatible with maintaining their independence.

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Proposal 4
The Audit Committee reviewed and discussed with the independent registered public accounting firm our Form 10-K prior to filing with the SEC. In addition, the Audit Committee reviewed with management significant risks and exposures identified by management and the overall adequacy and effectiveness of our legal, regulatory and compliance programs.
The Audit Committee also discussed with our internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets periodically with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their audits. .
In reliance on the reviews and the discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2021, for filing with the SEC. The Audit Committee also reappointed our independent registered public accounting firm for our 2022 fiscal year.
AUDIT COMMITTEE
Susan T. Congalton, Chair
James C. Stephen
Magesvaran Suranjan

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Security Ownership
SECURITY OWNERSHIP
FIVE PERCENT HOLDERS
The following table shows each person who, based upon their most recent filings or correspondence with the SEC, beneficially owned more than 5% of our common stock as of November 30, 2021.

BENEFICIAL OWNER/ADDRESS	CLASS A SHARES	PERCENT OF CLASS A	CLASS B SHARES	PERCENT OF CLASS B	COMBINED VOTING POWER
Byron D. Trott(1) c/o BDT Capital Partners, LLC 401 North Michigan Avenue, Suite 3100 Chicago IL 60611	3,236,875	6.2%	12,281,255	5.2%	15.4%
BDT Capital Partners, LLC(2) 401 North Michigan Avenue, Suite 3100 Chicago, IL 60611	25,548,789	49.6%	152,711,756	65.1%	62.1%
WSP Investment, LLC(3) 14 North Peoria Street, Suite 2E Chicago, IL 60607	—	—	38,799,120	16.5%	13.5%
MAD Private Family Trust Company LLC(4) 8805 Tamiami Trail N STE 356 Naples, FL 34108	2,581,126	4.9%	14,171,312	6.0%	5.8%
(1)Represents shares owned by Byron D. Trott and his spouse Tina Trott.
(2)Represents shares owned by funds managed by BDT Capital Partners, LLC, (the "BDTCP Funds") of which Byron D. Trott is the CEO and Chairman. The managing member of BDT Capital Partners, LLC (“BDTCP”) is BDTP GP, LLC, of which Mr. Trott is the sole member. Each of BDTP GP, LLC and Mr. Trott may be deemed to have indirect voting and investment control over the shares held by the BDTCP Funds. Each of BDTP GP, LLC and Mr. Trott disclaims beneficial ownership of the such shares except to the extent of his or its pecuniary interests therein.
(3)Voting and dispositive power over shares held by the WSP Investment, LLC is exercised by an investment committee consisting of three members. Each member has one vote, and the approval of a majority is required to approve an action. Under the so-called "rule of three" if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and voting or dispositive decisions require the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities.
(4)Represents shares owned indirectly by certain trusts for the benefit of charity and members of Byron D. Trott’s family for which MAD Private Family Trust Company LLC holds voting and dispositive power. MAD Private Family Trust Company LLC exercises such voting and dispositive power through an investment committee consisting of three members. Each member has one vote, and the approval of a majority is required to approve an action. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and voting or dispositive decisions require the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities.

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Security Ownership
OFFICER AND DIRECTOR STOCK OWNERSHIP
The following table shows the number of shares of Weber Class A common stock beneficially owned as of January 24, 2022, by each Director, each executive officer named in the Summary Compensation Table and all Directors and executive officers as a group.

NAME	CLASS A SHARES	CLASS B SHARES(1)	OPTIONS(2)	RESTRICTED STOCK UNITS(3)	PERCENT OF CLASS A OWNERSHIP(4)	PERCENT OF CLASS B OWNERSHIP	COMBINED VOTING POWER
NON-EMPLOYEE DIRECTORS
Kelly D. Rainko(4)	151,681	832,785	0	0	*	*	*
Susan T. Congalton(5)	8,929	0	0	0	*	*	*
Elliott Hill(5)	8,929	0	0	0	*	*	*
Martin McCourt(5)	8,929	0	0	0	*	*	*
Melinda R. Rich	8,929	0	0	0	*	*	*
James C. Stephen	8,929	0	0	0	*	*	*
Magesvaran Suranjan	8,929	0	0	0	*	*	*
NAMED EXECUTIVE OFFICERS
Chris Scherzinger(5)	0	0	0	87,530	*	*	*
Hans-Jürgen Herr(5)	0	0	0	396,828	*	*	*
William J. Horton(5)	0	0	0	55,909	*	*	*
Mary A. Sagripanti(5)	0	0	0	41,075	*	*	*
Troy J. Shay(5)	0	0	0	57,119	*	*	*
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (12 PERSONS) (6)	205,255	832,785.00	0	638,461	2%	*	*
* Less than 1%.

(1) Reflects shares of Class B common stock of the issuer ("Class B Common Stock") and common units of Weber HoldCo LLC ("LLC Units") in which the reporting person holds an indirect pecuniary interest through ownership of corresponding common units of Weber-Stephen Management Pool LLC ("Management Pool LLC"). The LLC Units (and a corresponding number of shares of Class B Common Stock) may be distributed to the reporting person at the reporting person's election, in which case the reporting person may then require Weber HoldCo LLC to redeem the LLC Units for newly issued shares of Class A Common Stock on a one-for-one basis (at which time, a corresponding number of shares of Class B Common Stock will also be cancelled on a one-for-one basis) or, at the issuer's election, an equivalent cash payment. The LLC Units were received by Management Pool LLC in the reorganization transactions effected in connection with the issuer's initial public offering in replacement of historical units of a predecessor entity. The LLC Units do not expire.
(2) Represents options that were exercisable on January 24, 2022 and options that become exercisable within 60 days of January 24, 2022.
(3) Represents the number of RSUs held under our Incentive Plan as of January 24, 2022. For additional information, refer to “2021 Director Compensation and Benefits” for a description of these plans.
(4) Ms. Rainko's Class A and Class B shares are held through the Kelly D. Rainko 2010 Living Trust.
(5) Excludes shares held indirectly through WSP Management Pool, LLC.
(6) None of the shares listed have been pledged as collateral.

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Security Ownership
RELATED PERSON TRANSACTIONS
POLICY FOR EVALUATING RELATED PERSON TRANSACTIONS
The Board has adopted a written policy relating to the Audit Committee’s review and approval of transactions with related persons that are required to be disclosed in proxy statements by SEC regulations, which are commonly referred to as “Related Person Transactions.” A “related person” is defined under the applicable SEC regulation and includes our Directors, executive officers and 5% or more beneficial owners of our common stock. The General Counsel administers procedures adopted by the Board with respect to related person transactions and the Audit Committee reviews and approves all such transactions. At times, it may be advisable to commence a transaction before the Audit Committee has evaluated it or a transaction may begin before discovery of a related person’s participation. In such instances, management consults with the Chair of the Audit Committee (or, if the Chair of the Audit Committee is an interested director, the remaining disinterested members of the Audit Committee), to determine the appropriate course of action. Approval of a related person transaction requires the affirmative vote of the majority of disinterested Directors on the Audit Committee. The Audit Committee will not approve or ratify a Related Person Transaction unless it shall have determined that, upon consideration of all relevant information, the transaction is in, or not inconsistent with, the best interests of the Company and its Stockholders. The Audit Committee periodically reports on its activities to the Board.
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
We describe below transactions and series of similar transactions during our last three fiscal years or currently proposed, to which we were or will be a participant, in which:
i.the amounts involved exceeded or will exceed (i) $120,000; and
ii.any of our directors or executive officers (in each case, including their immediate family members) or beneficial holders of more than 5% of any class of our voting securities had or will have a direct or indirect material interest.
Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a participant other than compensation arrangements, which are described where required under “2021 Director Compensation and Benefits” and “Executive Compensation.”
Reorganization Agreement
In connection with the Offering and Reorganization, we entered into a reorganization agreement and related agreements with Weber-Stephen Products LLC and each of the Pre-IPO LLC Members, which effected the Reorganization.
The table below sets forth the consideration in common units of Weber HoldCo LLC (“LLC Units”) and our Class B common stock that was received by our Directors, officers and 5% equity holders in the Reorganization:

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Security Ownership

NAME	CLASS B COMMON STOCK AND LLC UNITS ISSUED IN THE REORGANIZATION
DIRECTORS AND EXECUTIVE OFFICERS
Chris M. Scherzinger	—
Hans-Jürgen Herr	—
William J. Horton	—
Michael G. Jacobs	—
Mary A. Sagripanti	—
Troy J. Shay	—
Kelly D. Rainko	841,354
Susan T. Congalton	—
Elliott Hill	—
Martin McCourt	—
Melinda R. Rich	—
James C. Stephen	—
Magesvaran Suranjan	—
5% BENEFICIAL OWNERS AND WSP MANAGEMENT POOL, LLC
Byron D. Trott	12,281,255
BDT Capital Partners, LLC	154,283,166
WSP Investment, LLC	39,198,365
MAD Private Family Trust Company	14,443,510
WSP Management Pool, LLC	7,741,957
Amended LLC Agreement
In connection with the Offering and Reorganization, Weber Inc., Weber HoldCo LLC and each of the Pre-IPO LLC Members entered into an Amended and Restated LLC Agreement of Weber HoldCo LLC (the “Amended LLC Agreement”). Following the Reorganization, and in accordance with the terms of the Amended LLC Agreement, we operate our business through Weber-Stephen Products LLC, a wholly owned subsidiary of Weber HoldCo LLC. Pursuant to the terms of the Amended LLC Agreement, so long as the Pre-IPO LLC Members continue to own any LLC Units or securities redeemable or exchangeable into shares of our Class A common stock, we will not, without the prior written consent of such holders, engage in any business activity other than the management and ownership of Weber HoldCo LLC or own any assets other than securities of Weber HoldCo LLC and/or any cash or other property or assets distributed by or otherwise received from Weber HoldCo LLC, unless we determine in good faith that such actions or ownership are in the best interest of Weber HoldCo LLC.
As the sole managing member of Weber HoldCo LLC, we have control over all of the affairs and decision making of Weber-Stephen Products LLC. As such, through our officers and Directors, we are responsible for all operational and administrative decisions of Weber- Stephen Products LLC and the day-to-day management of Weber-Stephen Products LLC’s business. We fund any dividends to

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Security Ownership
our stockholders by causing Weber-Stephen Products LLC to make distributions to the Pre-IPO LLC Members and us via Weber HoldCo LLC, subject to the limitations imposed by our debt agreements.
The holders of LLC Units generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Weber-Stephen Products LLC, via Weber HoldCo LLC. Net profits and net losses of Weber-Stephen Products LLC are generally allocated to its members pro rata in accordance with the percentages of their respective ownership of LLC Units, though certain non-pro rata adjustments are made to reflect tax depreciation, amortization and other allocations. The Amended LLC Agreement provides for pro rata cash distributions to the holders of LLC Units for purposes of funding their tax obligations in respect of the taxable income of Weber-Stephen Products LLC that is allocated to them. Generally, these tax distributions are computed based on Weber-Stephen Products LLC’s estimate of the net taxable income of Weber-Stephen Products LLC allocable to each holder of LLC Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident of Illinois (taking into account the non-deductibility of certain expenses and the character of our income).
Except as otherwise determined by us, if at any time we issue a share of our Class A common stock, the net proceeds received by us with respect to such share, if any, shall be concurrently invested in Weber HoldCo LLC and Weber HoldCo LLC shall issue to us one LLC Unit (unless such share was issued by us solely to fund the purchase of an LLC Unit from a holder of LLC Units (upon an election by us to exchange such LLC Unit in lieu of redemption following a redemption request by such holder of LLC Units in which case such net proceeds shall instead be transferred to the selling holder of LLC Units as consideration for such purchase, and Weber HoldCo LLC will not issue an additional LLC Unit to us)). Similarly, except as otherwise determined by us, (i) Weber HoldCo LLC will not issue any additional LLC Units to us unless we issue or sell an equal number of shares of our Class A common stock, and (ii) should Weber HoldCo LLC issue any additional LLC Units to the Pre-IPO LLC Members or any other person, we will issue an equal number of shares of our Class B common stock to such Pre-IPO LLC Members or any other person. Conversely, if at any time any shares of our Class A common stock are redeemed, purchased or otherwise acquired, Weber HoldCo LLC will redeem, purchase or otherwise acquire an equal number of LLC Units held by us, upon the same terms and for the same price per security, as the shares of our Class A common stock are redeemed, purchased or otherwise acquired. In addition, Weber HoldCo LLC may not effect any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the LLC Units unless it is accompanied by substantively identical subdivision or combination, as applicable, of each class of our common stock, and we may not effect any subdivision or combination of any class of our common stock unless it is accompanied by a substantively identical subdivision or combination, as applicable, of the LLC Units.
Under the Amended LLC Agreement, the holders of LLC Units (other than us) have the right (subject to the terms of the Amended LLC Agreement), to require Weber HoldCo LLC to redeem all or a portion of their LLC Units for, at our election, newly issued shares of Class A common stock on a one-for-one basis or a cash payment equal to the volume weighted average market price of one share of our Class A common stock for each LLC Unit redeemed (subject to customary adjustments, including for stock splits, stock dividends and reclassifications). If we decide to make a cash payment, the holder of an LLC Unit has the option to rescind its redemption request within a specified time period. Upon the exercise of the redemption right, the redeeming member will surrender its LLC Units to Weber HoldCo LLC for cancellation. The Amended LLC Agreement requires that we contribute cash or shares of our Class A common stock to Weber HoldCo LLC in exchange for an amount of newly issued LLC Units in Weber HoldCo LLC that will be issued to us equal to the

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Security Ownership
number of LLC Units redeemed from the holders of LLC Units. Weber HoldCo LLC will then distribute the cash or shares of our Class A common stock to such holder of an LLC Unit to complete the redemption. In the event of a redemption request by a holder of an LLC Unit, we may, at our option, effect a direct exchange of cash or Class A common stock for LLC Units in lieu of such a redemption. Whether by redemption or exchange, we are obligated to ensure that at all times the number of LLC Units that we or our wholly owned subsidiaries own equals the number of shares of Class A common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities). Shares of Class B common stock will be cancelled on a one-for-one basis if we, following a redemption request of a holder of an LLC Unit, redeem or exchange LLC Units of such holder of an LLC Unit pursuant to the terms of the Amended LLC Agreement.
The Amended LLC Agreement provides that, in the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to our Class A common stock is proposed by us or our Stockholders and approved by our Board or is otherwise consented to or approved by our Board, the holders of LLC Units will be permitted to participate in such offer by delivery of a notice of redemption or exchange that is effective immediately prior to the consummation of such offer. In the case of any such offer proposed by us, we are obligated to use our reasonable best efforts to enable and permit the holders of LLC Units to participate in such offer to the same extent or on an economically equivalent basis as the holders of shares of our Class A common stock without discrimination. In addition, we are obligated to use our reasonable best efforts to ensure that the holders of LLC Units may participate in each such offer without being required to redeem or exchange LLC Units.
Subject to certain exceptions, Weber HoldCo LLC will indemnify all of its members and their officers and other related parties, against all losses or expenses arising from claims or other legal proceedings in which such person (in its capacity as such) may be involved or become subject to in connection with Weber-Stephen Products LLC’s business or affairs or the Amended LLC Agreement or any related document.
Weber-Stephen Products LLC may be dissolved upon (i) the determination by us to dissolve Weber-Stephen Products LLC or (ii) any other event which would cause the dissolution of Weber-Stephen Products LLC under the Delaware Limited Liability Company Act, unless Weber-Stephen Products LLC is continued in accordance with the Delaware Limited Liability Company Act. Upon dissolution, Weber-Stephen Products LLC will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including creditors who are members or affiliates of members) in satisfaction of all of Weber-Stephen Products LLC’s liabilities (whether by payment or by making reasonable provision for payment of such liabilities, including the setting up of any reasonably necessary reserves) and (b) second, to the members in proportion to their vested LLC Units.
Tax Receivable Agreement
Acquisitions by Weber Inc. of LLC Units from Pre-IPO LLC Members in connection with taxable redemptions or exchanges by the Pre-IPO LLC Members of LLC Units and corresponding number of shares of Class B common stock for shares of our Class A common stock or cash are expected to result in tax basis adjustments to the assets of Weber-Stephen Products LLC to us and thus produce favorable tax attributes. These tax attributes would not be available to us in the absence of those transactions. The anticipated tax basis adjustments are expected to reduce the amount of tax that we would otherwise be required to pay in the future.
In connection with the Offering and Reorganization, we entered into a Tax Receivable Agreement with the Pre-IPO LLC Members (the “Tax Receivable Agreement”) that provides for the payment by us to the Pre-IPO LLC Members of 85% of the amount of cash savings, if

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any, in U.S. federal, state and local income tax or franchise tax that we actually realize as a result of (i) Weber Inc.’s allocable share of certain existing tax basis in tangible and intangible assets related to certain transactions that resulted in a step-up in Weber HoldCo LLC’s tax basis, (ii) any increase in tax basis in Weber HoldCo LLC’s consolidated assets resulting from (a) acquisitions by Weber Inc. of LLC Units from the Pre-IPO LLC Members in connection with the Offering, (b) the acquisition of LLC Units from the Pre-IPO LLC Members using the net proceeds from any future offering, (c) redemptions or exchanges by the Pre-IPO LLC Members of LLC Units and the corresponding number of shares of Class B common stock for shares of our Class A common stock or cash or (d) payments under the Tax Receivable Agreement, and (iii) tax benefits related to imputed interest resulting from payments made under the Tax Receivable Agreement.
We expect that, as a result of the existing tax basis and increases in the tax basis of the tangible and intangible assets of Weber HoldCo LLC attributable to the redeemed or exchanged LLC Units, the payments that we may make to the existing Pre-IPO LLC Members could be substantial. Estimating the actual increases in tax basis with respect to future taxable redemptions, exchanges or purchases of LLC Units, as well as the amount and timing of any payments we are required to make under the Tax Receivable Agreement in respect of the acquisition of LLC Units from Pre-IPO LLC Members in connection with taxable redemptions, exchanges or purchases of LLC Units, is by its nature imprecise, because the potential future reductions in our tax payments, as determined for purposes of the Tax Receivable Agreement, and the payments we are required to make under the Tax Receivable Agreement, each depend on a number of factors, including the market value of our Class A common stock at the time of redemption or exchange, the prevailing federal tax rates applicable to us over the life of the Tax Receivable Agreement (as well as the assumed combined state and local tax rate), the amount and timing of the taxable income that we generate in the future and the extent to which future redemptions, exchanges or purchases of LLC Units are taxable transactions.
Payments under the Tax Receivable Agreement are not conditioned on the Pre-IPO LLC Members’ continued ownership of us. There may be a material negative effect on our liquidity if, as described below, the payments under the Tax Receivable Agreement exceed the actual benefits we receive in respect of the tax attributes subject to the Tax Receivable Agreement and/or distributions to us by Weber HoldCo LLC are not sufficient to permit us to make payments under the Tax Receivable Agreement.
In addition, although we are not aware of any issue that would cause the IRS to challenge the existing tax basis, tax basis increases or other benefits arising under the Tax Receivable Agreement, the Pre-IPO LLC Members will not reimburse us for any payments previously made if such tax basis increases or other tax benefits are subsequently disallowed, except that any excess payments made to the Pre-IPO LLC Members will be netted against future payments otherwise to be made under the Tax Receivable Agreement, if any, after our determination of such excess. As a result, in such circumstances we could make payments to the Pre-IPO LLC Members under the Tax Receivable Agreement that are greater than our actual cash tax savings and may not be able to recoup those payments, which could negatively impact our liquidity.
In addition, the Tax Receivable Agreement provides that, upon certain mergers, asset sales or other forms of business combination or certain other changes of control, our or our successor’s obligations with respect to tax benefits would be based on certain assumptions, including that we or our successor would have sufficient taxable income to fully utilize the benefits arising from the increased tax deductions and tax basis and other benefits covered by the Tax Receivable Agreement. As a result, upon a change of control, we could be required to make payments under the Tax Receivable Agreement that are greater than or less than the specified percentage of our actual cash tax savings, which could negatively impact our liquidity.

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This provision of the Tax Receivable Agreement may result in situations where the Pre-IPO LLC Members have interests that differ from or are in addition to those of our other Stockholders. In addition, we could be required to make payments under the Tax Receivable Agreement that are substantial and in excess of our, or a potential acquirer’s, actual cash savings in income tax.
Finally, because we are a holding company with no operations of our own, our ability to make payments under the Tax Receivable Agreement is dependent on the ability of Weber-Stephen Products LLC to make distributions to us. To the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid at a rate of LIBOR plus 400 basis points.
Our obligations under the Tax Receivable Agreement also apply with respect to any person who is issued LLC Units in the future and who becomes a party to the Tax Receivable Agreement.
Registration Rights Agreement
In connection with the Offering and the Reorganization, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Pre-IPO LLC Members and the former equityholders of BDT WSP Blocker, LLC (“Blocker equityholders”).
At any time after expiration or waiver of the lock-up agreements entered into in connection with the Offering, subject to several exceptions, including underwriter cutbacks and our right to defer a demand registration under certain circumstances, the Pre-IPO LLC Members and Blocker equityholders may require that we register for public resale under the Securities Act all shares of common stock constituting registrable securities that they request be registered at any time following the Offering so long as the securities requested to be registered in each registration statement have an aggregate estimated market value of least $25.0 million. If we become eligible to register the sale of our securities on Form S-3 under the Securities Act, which will not be until at least twelve months after the date of the Offering, the Pre-IPO LLC Members have the right to require us to register the sale of the registrable securities held by them on Form S-3, subject to offering size and other restrictions. If we propose to register any of our securities under the Securities Act for our own account or the account of any other holder (excluding any registration related to an employee benefit plan or a corporate reorganization or other Rule 145 transaction), the Pre-IPO LLC Members are entitled to notice of such registration and to request that we include registrable securities for resale on such registration statement, and we are required, subject to certain exceptions, to include such registrable securities in such registration statement. We undertake in the Registration Rights Agreement to use our reasonable best efforts to file a shelf registration statement on Form S-3 to permit the resale of the shares of Class A common stock held by the Pre-IPO LLC Members. The Registration Rights Agreement does not contemplate the payment of penalties or liquidated damages to the Pre-IPO LLC Members party thereto as a result of a failure to register, or delays with respect to the registration of, the registrable securities.
In connection with the transfer of their registrable securities, the parties to the Registration Rights Agreement may assign certain of their respective rights under the Registration Rights Agreement under certain circumstances. In connection with the registrations described above, we will indemnify any selling stockholders and we will bear all fees, costs and expenses (except underwriting discounts and spreads).
Stockholders Agreement

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In connection with the Offering and Reorganization, we entered into a Stockholders Agreement with each of the Pre-IPO LLC Members (the “Stockholders Agreement”), which provides that, for so long as the Pre-IPO LLC Members beneficially hold at least 10% of the aggregate number of outstanding shares of our common stock, approval by the Pre-IPO LLC Members is required for certain corporate actions. These actions include: (1) change of control transactions, including mergers or amalgamations, consolidations or a sale of all or substantially all assets; (2) any dissolution, liquidation or reorganization, including filing for bankruptcy; and (3) any changes to the strategic direction or scope of our principal business or that of Weber HoldCo LLC. Furthermore, the Stockholders Agreement provides that, until the Pre-IPO LLC Members no longer hold a majority of the aggregate number of outstanding shares of our common stock, Pre-IPO LLC Members are able to designate a majority of the nominees for election to our Board, including the nominee for election to serve as Chair of our Board. If Pre-IPO LLC Members beneficially own less than 50% of the aggregate number of outstanding shares of our common stock, such designation rights will be proportionately reduced—for example, if the size of our Board is nine members, Pre-IPO LLC Members may designate: four nominees, if they beneficially own between 40% and 50% of the aggregate number of outstanding shares of our common stock; three nominees, if they beneficially own between 30% and 40% of the aggregate number of outstanding shares of our common stock; two nominees, if they beneficially own between 20% and 30% of the aggregate number of outstanding shares of our common stock; and one nominee, if they beneficially own between 10% and 20% of the aggregate number of outstanding shares of our common stock.
Indemnification Agreements
In connection with the Offering and Reorganization, we entered into an indemnification agreement with each of our executive officers and Directors that provides, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.
Purchases of Ownership Interests from Existing Holders
The table below sets forth the number of LLC Units purchased from our Directors, officers and 5% equity holders in connection with the Offering at a price equal to the initial public offering price of our Class A common stock minus underwriting discounts, using a portion of the proceeds of the Offering

NAME	NUMBER OF LLC UNITS
DIRECTORS AND EXECUTIVE OFFICERS
Chris M. Scherzinger	—
Hans-Jürgen Herr	—
William J. Horton	—
Michael G. Jacobs	—
Mary A. Sagripanti	—
Troy J. Shay	—
Kelly D. Rainko	10,130
Susan T. Congalton	—
Elliott Hill	—

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Martin McCourt	—
Melinda R. Rich	—
James C. Stephen	—
Magesvaran Suranjan	—
5% BENEFICIAL OWNERS AND WSP MANAGEMENT POOL, LLC
Byron D. Trott	—
BDT Capital Partners, LLC	1,834,307
WSP Investment, LLC	399,245
MAD Private Family Trust Company	321,775
WSP Management Pool, LLC(2)	14,324
(1)WSP Management Pool, LLC is an entity owned by members of our management and certain of our current and former Directors.
In April 2021, Weber-Stephen Products LLC entered into and consummated, using available cash and borrowings, a series of equity repurchase agreements to repurchase common units of Weber-Stephen Products LLC from the Stephen family for $188,702,165. Weber-Stephen Products LLC also issued a special distribution to its equityholders in an aggregate amount of $261,297,835 using available cash and borrowings.
Transactions with Related Parties
Historically, we have leased certain manufacturing and office facilities in the United States from entities owned or controlled by the Stephen family, one of our principal equityholders. During the fourth quarter of fiscal year 2021, the Stephen family sold the leased properties to at third party. Rental expense for these facilities was $953,000 for each of the fiscal years ended September 30, 2019 and 2020 and $895,000 for the fiscal year ended September 30, 2021. The Company had operating lease assets of $4,111,000 and $0 at September 30, 2020 and 2021, respectively, and non-current operating lease liabilities of $4,139,000 and $0 at September 30, 2020 and 2021, respectively.
We have a royalty agreement with entities owned or controlled by the Stephen family, one of our principal equityholders., in connection with the Weber Grill Restaurant chain, for the use of our trademark. Royalty revenue under this agreement was $699,000, $386,000 and $247,000 for the fiscal years ended September 30, 2019, 2020 and 2021, respectively. We had a royalty receivable of $220,000 and $119,000 from this related party at September 30, 2020 and 2021, respectively.
In fiscal year 2019, we entered into a series of transactions with June Life, which resulted in prepaid royalties of $10,044,000 and $0 as of September 30, 2020, and 2021, respectively, and royalty expense of $0, $1,291,000 and $268,000 for the fiscal years ended September 30, 2019, 2020 and 2021, respectively.
We employ Robert Stephen, brother of James C. Stephen, one of our Directors, as Director of Engineering. He earned $293,643, $494,807 and $480,699 in total compensation for the fiscal years ended September 30, 2019, 2020 and 2021, respectively.
Transactions with Executive Officers and Directors

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On April 23, 2018, we provided a loan of $4,600,000 to Chris Scherzinger, our Chief Executive Officer and Director, to finance the purchase of equity interests in Weber-Stephen Products LLC. The loan was repaid in full on May 17, 2021.
On August 1, 2018, we provided a loan of $960,000 to William Horton, our Chief Financial Officer, to finance the purchase of equity interests in Weber-Stephen Products LLC. The loan was repaid in full on May 17, 2021.
On January 1, 2019, we provided a loan of $400,000 to Michael Jacobs, our Chief Operating Officer, to finance the purchase of equity interests in Weber-Stephen Products LLC. The loan was repaid in full on May 17, 2021.
On October 1, 2020, we provided a loan of $450,000 to Michael Jacobs, our Chief Operating Officer, to finance the purchase of equity interests in Weber-Stephen Products LLC. The loan was repaid in full on May 17, 2021.
On August 1, 2018, we provided a loan of $960,000 to Troy Shay, our Chief Growth Officer and Chief Executive Officer of 1952 Ventures LLC, to finance the purchase of equity interests in Weber-Stephen Products LLC. The loan was repaid in full on May 17, 2021.

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Miscellaneous
MISCELLANEOUS
STOCKHOLDER PROPOSALS OR DIRECTOR NOMINEES FOR THE 2023 ANNUAL MEETING
Stockholder proposals submitted for inclusion in our proxy statement for the 2023 Annual Meeting of Stockholders or Director nominations must be received by us not earlier than November 23, 2022 and not later than December 23, 2022, and must meet certain other requirements specified in our bylaws.
ANNUAL REPORT ON FORM 10-K; NO INCORPORATION BY REFERENCE
Upon written request, we will provide any Stockholder, without charge, a copy of our Annual Report on Form 10-K for 2021 filed with the SEC, including the financial statements and schedules, but without exhibits. Direct requests to the Investor Relations Department, Weber Inc., 1415 S. Roselle Road, Palatine, Illinois 60067 (phone: (847) 654-2660), or investors@weber.com. You may also obtain this document and certain other of our SEC filings through the Internet at www.sec.gov or under “Investor Relations” at www.weber.com, the Weber website.
Notwithstanding any general language that may be to the contrary in any document filed with the SEC, the information in this proxy statement under the captions “Audit Committee Report,” and “Compensation Committee Report” shall not be incorporated by reference into any document filed with the SEC.
By Order of the Board of Directors,
Philip J. Zadeik
General Counsel
January 27, 2022

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WEBER INC., PALATINE, ILLINOIS 60067

DISCOVER WHAT'S POSSIBLE
WEBER INC.
1415 SOUTH ROSELLE ROAD
PALATINE, ILLINOIS 60067

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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D65468-P64020

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WEBER INC.

The Board of Directors recommends you vote "FOR" the following:

Nominees:	**For**	**Against**	**Abstain**
1a. Kelly D. Rainko	☐	☐	☐
1b. Chris M. Scherzinger	☐	☐	☐
1c. Susan T. Congalton	☐	☐	☐

The Board of Directors recommends you vote "FOR" the following proposal:

	For	**Against**	**Abstain**
2. To vote on an advisory resolution to approve executive compensation;	☐	☐	☐

The Board of Directors recommends you vote "ONE YEAR" on the following proposal:

	1 Year	**2 Years**	**3 Years**	**Abstain**
3. To hold an advisory vote on the frequency of holding an advisory vote on executive compensation;	☐	☐	☐	☐

The Board of Directors recommends you vote "FOR" the following proposal:

NOTE: The undersigned also authorizes the named proxies to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10K are available at www.proxyvote.com.

D65469-P64020

WEBER INC.
Annual Meeting of Stockholders
March 23, 2022 9:00 a.m. Central Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Kelly D. Rainko and Chris M. Scherzinger, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of WEBER INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Central Time on March 23, 2022, located at the Chicago Marriott Schaumburg at 50 North Martingale Road, Schaumburg, Illinois 60173, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side